FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-07

PRELIMINARY COLLATERAL TERM SHEET

STRICTLY CONFIDENTIAL

FOR DISTRIBUTION TO QUALIFIED INSTITUTIONAL BUYERS (RULE 144A), INSTITUTIONAL ACCREDITED INVESTORS (IAIs) AND REGULATION S BUYERS ONLY

WIT Industrial Portfolio Trust Subordinate Companion Loan

$225,000,000

Bank of Montreal

German American Capital Corporation

Barclays Capital Real Estate Inc.

UBS AG

As Loan Sellers

March 2, 2023

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Barclays Capital Inc., BMO Capital Markets Corp., UBS Securities LLC, Deutsche Bank Securities, Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-603-5847.

The information in this file (the “File”) does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

The information in this File is preliminary and may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

This File contains certain tables and other statistical analyses (the “Computational Materials”). Numerous assumptions were used in preparing the Computational Materials, which may or may not be stated in this File. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This File contains forward-looking statements. These forward looking statements are found in this File, including certain of the tables. Forward-looking statements are also found elsewhere in this File and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words. These statements intend to convey projections or expectations as of the date of this File. These statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this File.

The securities related to this File are being offered when, as and if issued. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Such securities do not represent an interest in or obligation of the depositor, the sponsors, the originators, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the controlling class representative, the risk retention consultation party, the companion loan holders (or their representatives), the underwriters or any of their respective affiliates. Neither such securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or private insurer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Strictly private and confidential	Workspace Industrial Trust Portfolio

This Preliminary Collateral Term Sheet (this “Term Sheet”) is a confidential document. Any reproduction or distribution of this Term Sheet, in whole or in part, and any disclosure of its contents or use of any information herein for any purpose other than considering an investment in all or a portion of the WIT Industrial Portfolio Trust Subordinate Companion Loan (or any certificates representing an interest therein) described in this Term Sheet is strictly prohibited.

Nothing in this Term Sheet constitutes an offer of securities for sale in the United States or any other jurisdiction. Neither this Term Sheet nor anything contained in this Term Sheet forms the basis of any contract or commitment whatsoever. This Term Sheet has been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in any of the assets described in this Term Sheet. The information contained in this Term Sheet is preliminary as of the date of this Term Sheet, supersedes any previous version of such information delivered to you and will be superseded by any such information subsequently delivered. This Term Sheet is subject to change, completion, supplement and amendment from time to time.

This Term Sheet contains certain tables and other statistical analyses (the “Computational Materials”). Numerous assumptions were used in preparing the Computational Materials, which may or may not be stated in this Term Sheet. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountants and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the assets described in this Term Sheet. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the WIT Industrial Portfolio Whole Loan, including the WIT Industrial Portfolio Trust Subordinate Companion Loan, will occur at rates higher or lower than the rates shown in the Computational Materials.

Certain information in this Term Sheet is based on information set forth in third-party reports or other third-party sources or has been provided by the Borrowers and/or their affiliates. Appraisals, market studies, environmental, accounting engineering, financial and other reports, studies or surveys prepared or produced by third party appraisal firms and/or other firms or information provided by the Borrowers or their affiliates to the extent included in this Term Sheet, are for informational purposes only and should not be relied upon as indicators of the value or the future performance of the WIT Industrial Portfolio Whole Loan (including the WIT Industrial Portfolio Trust Subordinate Loan) or any Property or for any other purpose. Neither of the originators nor the loan sellers have participated in the preparation of any of these materials, nor have the originators or the loan sellers independently verified the information contained therein. You may not rely upon the conclusions or other data set forth in any such underwriting, financial, appraisal or other reports, studies or surveys. Neither of the originators nor the loan sellers or any of their respective affiliates makes any representation as to the accuracy or completeness thereof or the reasonableness of any assumptions or other statements set forth therein.

This Term Sheet contains forward-looking statements. These forward looking statements are found in this Term Sheet, including certain of the tables. Forward-looking statements are also found elsewhere in this Term Sheet and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words. These statements intend to convey our projections or expectations as of the date of this Term Sheet. These statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this Term Sheet. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, none of the loan sellers or originators undertakes any obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect any loan seller’s or originator’s view only as of the date of this Term Sheet.

Capitalized terms used herein may be defined below or above in this Term Sheet. Capitalized terms used in this Term Sheet but not separately defined herein have the meanings assigned to them in the Private Placement Memorandum related to any securities backed by the WIT Industrial Portfolio Trust Subordinate Companion Loan or, if not defined therein, in the loan documents for the WIT Industrial Portfolio Whole Loan (the “Loan Documents”).

Notwithstanding anything to the contrary in this Term Sheet, as of the date of this Term Sheet, the WIT Industrial Portfolio Whole Loan has not been originated. Therefore, the descriptions of the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan in this Term Sheet are based on their expected terms if and when the WIT Industrial Portfolio Whole Loan is originated by the Mortgage Lenders. As a result, the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan and the respective descriptions thereof in this Term Sheet are subject to revision. None of the Mortgage Lenders, any of their affiliates, or any other person is obligated to make the WIT Industrial Portfolio Whole Loan and there can be no assurance that the WIT Industrial Portfolio Whole Loan will be made.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	3

Strictly private and confidential	Workspace Industrial Trust Portfolio

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	4

Strictly private and confidential	Workspace Industrial Trust Portfolio
Map

2023-WIT

102 Rock Road	Horsham, PA
101-111 Rock Road	Horsham, PA
113-123 Rock Road	Horsham, PA
125-135 Rock Road	Horsham, PA
111-159 Gibraltar Road	Horsham, PA
103-109 Gibraltar Road	Horsham, PA
161-173 Gibraltar Road	Horsham, PA
181-187 Gibraltar Road	Horsham, PA
231-253 Gibraltar Road	Horsham, PA
261-283 Gibraltar Road	Horsham, PA
201-223 Witmer Road	Horsham, PA
1 Great Valley Parkway	Malvern, PA
27-43 Great Valley Parkway	Malvern, PA
30 Great Valley Parkway	Malvern, PA
40-67 Great Valley Parkway	Malvern, PA
75 Great Valley Parkway	Malvern, PA
77-123 Great Valley Parkway	Malvern, PA
155 Great Valley Parkway	Malvern, PA
257-275 Great Valley Parkway	Malvern, PA
277-293 Great Valley Parkway	Malvern, PA
420-500 Lapp Rd	Malvern, PA
508 Lapp Rd	Malvern, PA
510 Lapp Rd	Malvern, PA
300 Technology Drive	Malvern, PA
425 Technology Drive	Malvern, PA
333 Phoenixville Pike	Malvern, PA
9001 South 51st Street	Phoenix, AZ
4207 E Cotton Center Blvd	Phoenix, AZ
4217 E Cotton Center Blvd	Phoenix, AZ
4303 E Cotton Center Blvd	Phoenix, AZ
4313 E Cotton Center Blvd	Phoenix, AZ
4405 E Cotton Center Blvd	Phoenix, AZ
4410 E Cotton Center Blvd	Phoenix, AZ
4415 E Cotton Center Blvd	Phoenix, AZ
4425 E Cotton Center Blvd	Phoenix, AZ
4435 E Cotton Center Blvd	Phoenix, AZ
4500 E Cotton Center Blvd	Phoenix, AZ
4750 S 44th Place	Phoenix, AZ
4750 S 44th Place	Phoenix, AZ
4650 S 44th Street	Phoenix, AZ
4610 S 44th Street	Phoenix, AZ
111 Kelsey Lane	Tampa, FL
131 Kelsey Lane	Tampa, FL
150-182 Kelsey Lane	Tampa, FL
206-34 Kelsey Lane	Tampa, FL
8900-34 Brittany Way	Tampa, FL
9001-9015 Brittany Way	Tampa, FL
9002-9036 Brittany Way	Tampa, FL
901 US Highway 301 South	Tampa, FL
701-725 US Highway 301 South	Tampa, FL
901-933 US Highway 301 South	Tampa, FL
3102, 3104, 3110 Cherry Palm	Tampa, FL
7920 Woodland Ctr Blvd	Tampa, FL
7930, 8010-20 Woodland Ctr Blvd	Tampa, FL
8202 Woodland Ctr Blvd	Tampa, FL
8152-8198 Woodland Ctr Blvd	Tampa, FL
8102-42 Woodland Ctr Blvd	Tampa, FL
7802-56 Woodland Ctr Blvd	Tampa, FL
7852-98 Woodland Ctr Blvd	Tampa, FL
7624 Bald Cypress Place	Tampa, FL
8401-8405 Benjamin Rd	Tampa, FL
7615 Smetana Lane	Eden Prairie, MN
7905 Fuller Road	Eden Prairie, MN
7695-7699 Anagram Drive	Eden Prairie, MN
5705 Old Shakopee Road	Bloomington, MN
5715 Old Shakopee Road	Bloomington, MN
5735 Old Shakopee Road	Bloomington, MN
5775 W. Old Shakopee Road	Bloomington, MN
10801 Nesbitt Avenue South	Bloomington, MN

Horsham
Lansdale
Norristown
King of Prussia
Chesterbrook
Conshohocken
Malvern
Berwyn
Wayne
PHILADELPHIA
Camden

PHOENIX
Tempe
Guadalupe
Chandler
SOUTH MOUNTAINS

Minnetonka
Hopkins
MINNEAPOLIS
Edina
Richfield
Eden Prairie
Bloomington
Burnsville
Shakopee
Savage

Carrollwood
Temple Terrace
Town 'n' Country
TAMPA
Mango
Brandon
Bloomingdale
Riverview
Old Tampa Bay
Hillsborough Bay

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	5

Strictly private and confidential	Workspace Industrial Trust Portfolio
Philadelphia

2023-WIT - PHILADELPHIA MARKET
1 102 Rock Road Horsham, PA
2 101-111 Rock Road Horsham, PA
3 113-123 Rock Road Horsham, PA
4 123-135 Rock Road Horsham, PA
5 111-159 Gibraltar Road Horsham, PA
6 103-109 Gibraltar Road Horsham, PA
7 161-175 Gibraltar Road Horsham, PA
8 181-187 Gibraltar Road Horsham, PA
9 231-253 Gibraltar Road Horsham, PA
10 261-283 Gibraltar Road Horsham, PA
11 201-223 Witmer Road Horsham, PA
12 1 Great Valley Parkway Malvern, PA
13 27-43 Great Valley Parkway Malvern, PA
14 30 Great Valley Parkway Malvern, PA
15 45-67 Great Valley Parkway Malvern, PA
16 75 Great Valley Parkway Malvern, PA
17 77-123 Great Valley Parkway Malvern, PA
18 155 Great Valley Parkway Malvern, PA
19 257-275 Great Valley Parkway Malvern, PA
20 277-293 Great Valley Parkway Malvern, PA
21 420-500 Lapp Rd Malvern, PA
22 508 Lapp Rd Malvern, PA
23 510 Lapp Rd Malvern, PA
24 300 Technology Drive Malvern, PA
25 425 Technology Drive Malvern, PA
26 333 Phoenixville Pike Malvern, PA
Chalfont
Montgomeryville
Lansdale Hospital
Lansdale
Montgomery Mall
BUCKS COUNTY
The Shops at Valley Square
PA Tpke. NE Ext.
Trappe
Ursinus College
Evansburg State Park
Collegeville
Gwynedd Mercy Coll.
Spring House
Maple Glen
Horsham
Warminster
SEPTA
Einstein Medical Ctr. Montgomery
Montgomery Co. Comm. College
Temple University Ambler
MONTGOMERY COUNTY
Audubon
Audubon Village
Norristown
Blue Bell
Willow Grove Park Mall
Bryn Athyn
Phoenixville Plaza
Greater Philadelphia Expo Ctr.
Phoenixville
King of Prussia
Plymouth Meeting Mall
PA Tpke.
Willow Grove
VALLEY FORGE NATL. HISTORIC PARK
King of Prussia Mall
Plymouth Meeting
Chesterbrook
The Village at Valley Forge
Conshohocken
Wyndmoor
Cheltenham
Fox Chase Cancer Ctr.
Lionville
Radnor
Gladwyne
Fairmount Park
Exton Square
Villanova University
Berwyn
Wayne
Bryn Mawr
Bryn Mawr College
Malvern
Historic Waynesborough
PHILADELPHIA COUNTY
PENN.
CHESTER COUNTY
Ardmore
Exton
Haverford College
Bala Cynwyd
Newtown Township
Haverford
PHILADELPHIA
West Goshen
West Chester
St. Joseph's University
NJ
West Chester University
Broomall
Drexel University
Delaware River
Ridley Creek State Park
Drexel Hill
Upper Darby
University of Pennsylvania
Center City
Pennsauken
DELAWARE COUNTY
Philadelphia Intl. Airport 5 miles
Camden
Media
Springfield

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	6

Strictly private and confidential	Workspace Industrial Trust Portfolio
Phoenix

2023-WIT – PHOENIX MARKET
27 9801 South 51st Street Phoenix, AZ
28 4207 E Cotton Center Blvd Phoenix, AZ
29 4217 E Cotton Center Blvd Phoenix, AZ
30 4303 E Cotton Center Blvd Phoenix, AZ
31 4313 E Cotton Center Blvd Phoenix, AZ
32 4405 E Cotton Center Blvd Phoenix, AZ
33 4410 E Cotton Center Blvd Phoenix, AZ
34 4415 E Cotton Center Blvd Phoenix, AZ
35 4425 E Cotton Center Blvd Phoenix, AZ
36 4435 E Cotton Center Blvd Phoenix, AZ
37 4500 E Cotton Center Blvd Phoenix, AZ
38 4750 S 44th Place Phoenix, AZ
39 4755 S 44th Place Phoenix, AZ
40 4550 S 44th Street Phoenix, AZ
41 4610 S 44th Street Phoenix, AZ
Downtown Phoenix
Footprint Arena
Chase Field
Collier Center
McDowell Rd
METRO LIGHT RAIL
Buckeye Rd
Phoenix Sky Harbor Intl. Airport
Pueblo Grande Society Museum
Phoenix Municipal Stadium
AZ Historic Society Museum
SALT RIVER INDIAN RES.
Red Mtn. Frwy
Microsoft, Amazon
Sun Devil Stadium
Tempe Marketplace
Desert Financial Arena
Old Town Tempe
Arizona State University
Maricopa Frwy
Salt River (Dry)
University Dr
St Luke's Hospital
Broadway Rd
MESA
PHOENIX
Tempe Diablo Stadium
Tempe
Southern Village Shops
Banner Desert Medical Ctr.
Southern Ave
South Mtn. Business Park
South Mountain Village
Superstition Frwy
The Legacy Golf Resort
Arizona Mills
Lake Country Village Shopping Center
Baseline Rd
Legacy Village
Baseline Village
MARICOPA COUNTY
Arizona Grand Resort
Guadalupe
Guadalupe Rd
Royal Palms Plaza
SOUTH MOUNTAINS
Vistal Golf Club
Ken McDonald Golf Course
Groves Power Center
Chandler
PHOENIX SOUTH MTN. PARK
Elliot Rd
Fox Sports
Ahwatukee Country Club
Arizona State Univ. Research Park
Ahwatukee Foothills
Warner Rd
Ahwatukee Foothills Towne Center
Ray Rd
S 7th Ave
S. 32nd St
S. 48th St
Priest Dr
Hardy Dr
McClintock Dr
Kyrene Rd
Rural Rd
Price Frwy

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	7

Strictly private and confidential	Workspace Industrial Trust Portfolio
Tampa

2023-WIT – TAMPA MARKET
42 111 Kelsey Lane Tampa, FL
43 131 Kelsey Lane Tampa, FL
44 150-182 Kelsey Lane Tampa, FL
45 206-34 Kelsey Lane Tampa, FL
46 8900-34 Brittany Way Tampa, FL
47 9001-9015 Brittany Way Tampa, FL
48 9002-9036 Brittany Way Tampa, FL
49 501 US Highway 301 South Tampa, FL
50 701-725 US Highway 301 South Tampa, FL
51 901-933 US Highway 301S Tampa, FL
52 3102,3104,3110 Cherry Palm Tampa, FL
53 7920 Woodland Ctr Blvd Tampa, FL
54 7930,8010-20 Woodland Ctr Blvd Tampa, FL
55 8202 Woodland Ctr Blvd Tampa, FL
56 8152-8198 Woodland Ctr Blvd Tampa, FL
57 8102-42 Woodland Ctr Blvd Tampa, FL
58 7802-50 Woodland Ctr Blvd Tampa, FL
59 7852-98 Woodland Ctr Blvd Tampa, FL
60 7624 Bald Cypress Place Tampa, FL
61 8401-8406 Benjamin Rd Tampa, FL
TAMPA
Westchase
Citrus Park
Carrollwood
Town 'n' Country
Temple Terrace
Seffner
Mango
Brandon
Bloomingdale
Riverview
Gibsonton
ST. PETERSBURG
Old Tampa Bay
Hillsborough Bay
HILLSBOROUGH COUNTY
Tampa International Airport
Tampa Executive Airport
Peter O. Knight Airport
MacDill Air Force Base
Ybor City
Downtown Tampa
University of South Florida
University of Tampa
Hillsborough Community College
Busch Gardens
Lowery Zoo
Florida State Fairgrounds
MIDFLORIDA Credit Union Amphitheatre
Amalie Arena
Tampa Convention Center
Raymond James Stadium
International Plaza & Bay Street
WestShore Plaza
Britton Plaza
Grandy Plaza
Westfield Brandon
Westfield Citrus Park
Palms of Carrollwood Shopping Ctr.
Village Center
University Mall
Fountain Oaks
Sun City Center
Lake Brandon Plaza
East Bay Raceway Park
Florida's Hospital Tampa
St. Joseph's Children's Hospital
Tampa Community Hospital
COURTNEY CAMPBELL CAUSEWAY
H. FRANKLAND BRIDGE
GANDY BRIDGE
Gunn Hwy
Hillsborough Ave
North Blvd
N. 56th St
Harney Rd
S. Dale Mabry Hwy
Selmon Expwy
Causeway Blvd
Bloomingdale Ave
Parsons Ave
Kingsway Rd
Bell Shoals Rd
AMTRAK

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	8

Strictly private and confidential	Workspace Industrial Trust Portfolio
Minneapolis

2023-WIT · MINNEAPOLIS MARKET
62 7615 Smetana Lane Eden Prairie, MN
63 7905 Fuller Road Eden Prairie, MN
64 7695-7699 Anagram Drive Eden Prairie, MN
65 5705 Old Shakopee Road Bloomington, MN
66 5715 Old Shakopee Road Bloomington, MN
67 5735 Old Shakopee Road Bloomington, MN
68 5775 W. Old Shakopee Road Bloomington, MN
69 10801 Nesbitt Avenue South Bloomington, MN
Minnetonka
Hopkins
MINNEAPOLIS
Downtown Minneapolis 6 miles
SOUTHWEST GREEN LINE (Under Constr.)
Glen Lake Center
Opus Group Corporate HQ
Londonderry Office Park
Edina
Edina Community Center
Armatage
Diamond Lake
Baker Tech Offices
Townline Rd
Birch Island Park
Bredesen Park
Bryant Regional Park
Shady Oak Center
M Health Fairview Southdale Hospital
Southdale Center
E. 66th St
W. 70th St
Galleria Edina
Richfield
HENNEPIN COUNTY
Minneapolis-St. Paul International Airport
Eden Prairie Community Center
Bent Creek Golf Club
Edenvale Park
Lake Ridge Office Park
Valley View Business Center
Braemar Golf Course
Braemar Office Park
Seagate Technology
ORANGE LINE BRT
Prairie Village
Prairieview Center
Mitchell Lake
Scenic Heights Office Park
Normandale Lake Office Park
Southtown Center
Mall of America
Eden Prairie Center
Anderson Lakes Park
Mt. Normandale Lake
W. 84th St
E. 84th St
E. 86th St
Lyndale Ave
Nicollet Ave
CARVER COUNTY
Eden Prairie
Anderson Lakes Pkwy
W. 90th St
E. 90th St
E. 92nd St
Bush Lake
Hyland-Bush Lakes Park
Normandale Community College
Bloomington
Lake Riley
Staring Lake
Pioneer Trail
Hennepin Technical College
Preserve Village
Flying Cloud Airport
Olympic Hills Golf Club
Normandale Blvd
France Ave S
W. 98th St
The Works Museum
Normandale Village
Bloomington Center for the Arts
E. 102nd St
Long Meadow Lake
Flying Cloud Dr
Rice Lake
Grass Lake
Minnesota River
Mound Springs Park
W. 108th St
Blackdog Lake
James W. Wilkie Regional Park
Minnesota Valley Natl. Wildlife Refuge
Shakopee
Valleyfair Amusement Park
Welters Wildwood Park
Eagles Creek Blvd
Canterbury Park
Amazon Fulfillment Center
Rice Lake
Bosch Communication Systems
Northland Business Systems
Burnsville
VTI HQ
Ames Center
SCOTT COUNTY
Savage
McColl Dr
DAKOTA COUNTY
Kraus-Anderson Insurance
Burnsville Ice Center

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	9

Strictly private and confidential	Workspace Industrial Trust Portfolio

I.	Executive Summary

II.	Overview of Whole Loan Terms

III.	Portfolio and Market Overview

IV.	Historical and Underwritten Net Cash Flow

V.	Borrower Sponsor Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	10

Strictly private and confidential	Workspace Industrial Trust Portfolio

I.	Executive Summary

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	11

Strictly private and confidential	Workspace Industrial Trust Portfolio
Executive Summary

The loan is a five-year interest-only fixed rate subordinate companion loan with an initial principal balance of $225,000,000 (the “WIT Industrial Portfolio Trust Subordinate Companion Loan”). The WIT Industrial Portfolio Trust Subordinate Companion Loan is part of a whole mortgage loan structure with an aggregate initial principal balance of $625,000,000 (the “WIT Industrial Portfolio Whole Loan” or the “Whole Loan”) consisting of (i) the WIT Industrial Portfolio Trust Subordinate Companion Loan, and (ii) one or more WIT Industrial Portfolio Senior Loans (as defined below). Collateral for the WIT Industrial Portfolio Whole Loan will be the Workspace Industrial Trust Portfolio, which is comprised of 69 Industrial / R&D / Flex (“IRDF”) properties (each, a “Property” and collectively, the “Portfolio” or the “Properties”) totaling 4,223,400 square feet (“SF”) of net rentable area. The sponsor for the WIT Industrial Portfolio Whole Loan will be Workspace Property Trust L.P., a Delaware Limited Partnership (the “Sponsor” or “WPT”). The Properties will continue to be managed by Workspace Property Management, L.P. (“WPM”). WPT and Workspace Industrial Trust L.P. (“WIT") are the non-recourse guarantors for the Whole Loan.

●	The WIT Industrial Portfolio Whole Loan is expected to be originated on or prior to the closing date of the securitization of the WIT Industrial Portfolio Trust Subordinate Companion Loan (the “Origination Date”) as follows: (i) Bank of Montreal, a Canadian chartered bank (“BMO”), Deutsche Bank AG, New York Branch, (“DBNY”), Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG” and collectively with BMO, DBNY and Barclays, together with their respective successors and assigns, individually or collectively, as the context may require, the “Mortgage Lender”) are expected to originate the WIT Industrial Portfolio Trust Subordinate Companion Loan evidenced by four (4) separate subordinate pari passu promissory notes in the aggregate principal amount of $225,000,000 (collectively, “WIT Industrial Portfolio Trust Subordinate Notes”), and (ii) BMO, DBNY, Barclays and UBS AG are expected to originate the senior loan (the “WIT Industrial Portfolio Senior Loans”) evidenced by various separate senior pari passu promissory notes in the aggregate principal amount of $400,000,000 (collectively, the “WIT Industrial Portfolio Senior Notes”), made for the benefit of the applicable Mortgage Lender by WIT Horsham LP, WIT Malvern LP, WIT Minneapolis LP, WIT Phoenix LP and WIT Tampa LP (collectively, the “Borrowers”). The Borrowers are indirectly controlled by WIT, a newly capitalized subsidiary of Sponsor. The Borrowers are special purpose entities that own the Properties.
●	The Portfolio consists of 69 IRDF Properties and is spread across five markets in four states. As of January 31, 2023, the Portfolio is 87.7% leased with a granular rent roll featuring 187 unique tenants and a weighted average remaining lease term (“WALT”) of approximately 3.5 years.
●	The Portfolio is comprised of several industrial business parks, centrally located in densely populated areas within high-income MSAs. The Properties are designed to be attractive to user groups across numerous industries, including healthcare and research, life sciences, manufacturing, transportation & utilities, construction and engineering, wholesale and retail trade, professional services and agriculture. The Portfolio is granular, with the top five Properties accounting for 20.6% of the total underwritten net operating income of $50.0 million (the “UW NOI” or “Portfolio UW NOI”) with no other Property accounting for more than 3.0% of UW NOI. Furthermore, the largest tenant and top ten tenants account for 9.5% and 36.7% of UW Gross rent, respectively. The Portfolio also benefits from a diverse tenant roster. The Portfolio’s tenants utilize their space for lab, warehouse, light manufacturing, and research and development.
●	The Portfolio’s 69 IRDF Properties (100.0% of UW NOI) are located within the Phoenix, Arizona (29.8% of UW NOI), Tampa, Florida (23.9%) Malvern, Pennsylvania (21.8%), Horsham, Pennsylvania (13.6%) and Minneapolis, Minnesota (10.9%) markets. Vacancy rates within these industrial markets range from 3.0% to 4.5%.

The proceeds of the WIT Industrial Portfolio Whole Loan will be used to retire approximately $495 million of outstanding CMBS and bank loans, pay approximately $70 million in release premiums, fund upfront reserves, escrows and unrestricted working capital, and cover closing costs. 68 Properties were collateral for a whole loan that was previously securitized in multiple securitization transactions and has remained current in payment throughout its term. The Borrowers will be entities controlled by WIT, which is a newly capitalized platform created by WPT to acquire additional IRDF properties and expand its flex industrial footprint.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	12

Strictly private and confidential	Workspace Industrial Trust Portfolio
Executive Summary (continued)

●	Founded in 2015, WPT is a privately-held, vertically integrated, full-service commercial real estate company specializing in the ownership, management, leasing and development of suburban office and IRDF space across the United States. WPT owns and operates approximately 18 million feet of space across the country, including 13 of the top 20 U.S. metropolitan areas. In 2013, Thomas Rizk (Chairman and Chief Executive Officer) founded Rizk Ventures, which focuses on real estate, healthcare and technology, and today the Rizk Ventures’ real estate platforms include WPT and SpareBox Self Storage. Roger Thomas (President and Chief Operating Officer) has over 30 years of experience in real estate and structuring, negotiating, completing and implementing all aspects of complex transactions including real estate acquisitions, disposition and development, corporate securities and compliance matters, risk management, human resources and marketing. Christopher Allen (Executive Vice President and Chief Financial Officer) has more than 17 years of real estate investment trust (“REIT”) executive management and real estate investment banking experience.
●	Based on the whole loan amount of $625,000,000 and the portfolio appraised value of $860,000,000 (approximately $204 PSF) (the “Portfolio Appraised Value”), prepared by an independent appraiser, the Whole Loan represents a loan-to-value ratio (“LTV”) of 72.7%. The Whole Loan features a 5-year term, is interest only for the full Whole Loan term, and accrues interest at a fixed rate of [7.10000]% per annum. Based on the UW NOI of approximately $50.0 million and the total underwritten net cash flow (“UW NCF”) of approximately $49.4 million, the Whole Loan exhibits an UW NOI debt yield and UW NCF debt service coverage ratio (“UW NCF DSCR”) of 8.0% and 1.10x, respectively.
●	Notwithstanding anything to the contrary in this Term Sheet, as of the date of this Term Sheet, the WIT Industrial Portfolio Whole Loan has not been originated. Therefore, the descriptions of the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan in this Term Sheet are based on their expected terms if and when the WIT Industrial Portfolio Whole Loan is originated by the Mortgage Lenders. As a result, the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan and the respective descriptions thereof in this Term Sheet are subject to revision. None of the Mortgage Lenders, any of their affiliates, or any other person is obligated to make the WIT Industrial Portfolio Whole Loan and there can be no assurance that the WIT Industrial Portfolio Whole Loan will be made.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	13

Strictly private and confidential	Workspace Industrial Trust Portfolio
Transaction Sources & Uses
●	The proceeds of the Whole Loan will be used to (i) retire approximately $495 million of outstanding CMBS and bank loans, (ii) pay approximately $70 million in associated release premiums, (iii) fund upfront reserves, escrows and unrestricted working capital, and (iv) cover closing costs. The sources and uses are outlined below:

Sources	Amount	PSF	%	Uses	Amount	PSF	%
Whole Loan	$625,000,000	$148	100.0%	Retire Existing Debt	$495,364,173	$117	79.3%
				CMBS Release Premium	$69,862,500	$17	11.2%
				Closing Costs	$19,773,327	$5	3.2%
				Upfront Rollover Reserves	$10,558,500	$3	1.7%
				Escrows & Outstanding Obligations	$9,441,500	$2	1.5%
				Unrestricted Working Capital(1)	$20,000,000	$5	3.2%
Total Sources	$625,000,000	$148	100.0%	Total Uses	$625,000,000	$148	100.0%
(1)	Based on the amount budgeted by the Sponsor. Such amount will not be held by the Mortgage Lender and will not be collateral for the Whole Loan.

●	Based on a loan amount of $625,000,000 and the Portfolio Appraised Value of $860,000,000, the As-Is LTV is 72.7%, the UW NOI debt yield is 8.0%, and the UW NCF DSCR is 1.10x.

Capital Structure

Tranche	Cumulative Basis PSF(1)	As-Is LTV(2)	UW NOI Debt Yield(3)	UW NCF DSCR(4)
WIT Industrial Portfolio Senior Notes $400,000,000	$98	46.5%	12.5%	1.71x
WIT Industrial Portfolio Trust Subordinate Companion Notes $225,000,000	$148	72.7%	8.0%	1.10x
$235,000,000 Equity	$204
(1)	Based on 4,223,400 SF of NRA.
(2)	Based on the Portfolio Appraised Value of $860,000,000. Based on the Aggregate Individual Appraised Value of $810,050,000, the LTV is 77.2%.
(3)	Based on the UW NOI of $50,011,445.
(4)	Based on the UW NCF of $49,377,935.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	14

Strictly private and confidential	Workspace Industrial Trust Portfolio
Transaction Highlights

Strong Historical Occupancy & Performance

The Portfolio has maintained strong occupancy averaging 90.5% over the past five years (2017 – 2022). Across the 69 Properties, 25 Properties (43.1% of UW NOI) have averaged 100.0% occupancy over this same period. Of notable strength is the Malvern PA industrial park (21.8% of UW NOI), consisting of 15 Properties largely occupied by life science tenants, which has averaged 97.7% occupancy from 2017 to 2022. The Portfolio has also grown profits, with net operating income increasing from approximately $45.4 million in 2018 to approximately $49.3 million over the trailing 12-month September 2022 period.

Credit Tenancy

24 tenants within the Portfolio have investment grade ratings or investment grade parent companies, representing 35.1% of the total net rentable area (approximately 4.2 million SF) (“NRA”) and 36.6% of the UW Gross Rent (approximately $69.6 million). Including investment grade tenants, a total of 34 tenants within the Portfolio have credit ratings or credit rated parent companies, representing 41.5% of the NRA and 42.5% of the UW Gross Rent.

Granular Rent Roll

The Portfolio is comprised of 187 unique tenants, with no tenant representing more than 6.8% of the NRA or 9.5% of the UW Gross Rent. The top five tenants by UW NOI represent 20.7% of the SF, and 26.3% of the UW Gross Rent across all Properties. Approximately 72.0% of the UW Base Rent rolls through the next five years ending 2027, with no year accounting for more than 27.4%.

Diverse Portfolio

The Portfolio consists of 69 Properties in five markets and four states. No market accounts for more than 27.4% of the NRA or 29.8% of the UW NOI, and no state accounts for more than 32.7% of the NRA or 35.4% of the UW NOI. The tenant base is diversified, with Life Sciences representing the largest concentration having a 22.4% share of UW Gross Rents, followed by Healthcare & Research (18.4%), Professional Services (17.5%), Manufacturing (17.0%), Transportation & Utilities (6.7%), Wholesale & Retail Trade (4.7%), Construction & Engineering (2.7%), Agriculture, Forestry and Fishing (0.6%) and other industries (9.6%).

Strong Sponsorship

Founded in 2015, WPT is a privately-held, vertically integrated, full-service commercial real estate company that owns and operates approximately 18 million feet of suburban office and IRDF space across more than 200 properties spread over the country, including 13 of the top 20 U.S. metropolitan areas. All functions are performed in-house by approximately 100 employees, with over $10 billion of capital transactions executed by senior management in the suburban office and industrial sectors. Co-founder and Chief Executive Officer, Thomas Rizk and Co-founder and President, Roger Thomas previously led the family-owned real estate partnership, Cali Associates, through its initial public offering (“IPO”) as Cali Realty Corporation, a REIT traded on the NYSE. The original portfolio grew from 12 properties at the time of the IPO to more than 200 properties totaling over 28.0 million square feet. Additionally, during Mr. Rizk’s tenure, total market capitalization grew from $300 million to over $3.6 billion, completing more than $3.0 billion in acquisitions.

Equity Investments & Whole Loan Structure

In July 2021, Oak Hill Advisors led a $325 million equity investment into WPT, demonstrating a substantial new commitment to the Portfolio. WPM is also currently negotiating with new institutional investors to potentially invest approximately $75.0 million of preferred equity into WIT after the Origination Date. While there is no certainty that this investment will be completed, the Sponsor has indicated that it expects that such transaction will occur shortly after the closing of the Whole Loan. The Whole Loan structure includes $20 million in escrows as well as upfront reserves for funding leasing costs over the course of the Whole Loan term.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	15

Strictly private and confidential	Workspace Industrial Trust Portfolio

II.	Overview of Whole Loan Terms

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	16

Strictly private and confidential	Workspace Industrial Trust Portfolio

Notwithstanding anything to the contrary in this Term Sheet, as of the date of this Term Sheet, the WIT Industrial Portfolio Whole Loan has not been originated. Therefore, the descriptions of the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan in this Term Sheet are based on their expected terms if and when the WIT Industrial Portfolio Whole Loan is originated by the Mortgage Lenders. As a result, the terms of the WIT Industrial Portfolio Whole Loan and the WIT Industrial Portfolio Trust Subordinate Companion Loan and the respective descriptions thereof in this Term Sheet are subject to revision. None of the Mortgage Lenders, any of their affiliates, or any other person is obligated to make the WIT Industrial Portfolio Whole Loan and there can be no assurance that the WIT Industrial Portfolio Whole Loan will be made.
●	Whole Loan Amount:	$625,000,000

●	Whole Loan Interest Rate:	[7.10000]%

●	Amortization:	None.

●	Upfront Reserves:

Taxes and Insurance: On the Origination Date, the Borrowers will be required to make an initial deposit with the Mortgage Lender in the amount of $[4,325,977] for the payments of taxes and insurance premiums.

Required Repairs: On the Origination Date, the Borrowers will be required to make a deposit with the Mortgage Lender in the amount of $[61,325] (110% of the amount of such repairs as reasonably determined by the Mortgage Lender) for payment of required repairs at the properties.

Rollover Reserve: On the Origination Date, the Borrowers will be required to make an initial deposit with the Mortgage Lender in the amount of $[10,558,500] for payment of tenant improvement and leasing commission obligations incurred following the date of closing.

Free Rent Reserve: On the Origination Date, the Borrowers will be required to make an initial deposit with the Mortgage Lender in the amount of $[907,356] for payment to Borrowers of any free rent credit due to any tenant pursuant to such tenant’s lease.

TI/LC Reserve: On the Origination Date, the Borrowers will be required to make an initial deposit with the Mortgage Lender in the amount of $[4,146,843] for the payment of any outstanding tenant improvement and leasing commission obligations.

In lieu of the upfront reserves, the Borrowers will be permitted to deliver an evergreen letter of credit meeting rating agency criteria and otherwise reasonably acceptable to the Mortgage Lender.

●	Ongoing Reserves:

Ongoing reserves for taxes and insurance, replacements, tenant improvements and leasing commissions will only be required during the continuance of a Trigger Period. During a Trigger Period, insurance reserves may be waived if the Portfolio is covered under a blanket policy.

TI/LC Reserves: During a Trigger Period (as defined below), the Borrowers are required to make monthly deposits into a TI/LC reserve in an amount equal to $0.30 per square foot per annum.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	17

Strictly private and confidential	Workspace Industrial Trust Portfolio

Replacement Reserves: During a Trigger Period, the Borrowers are required to make monthly deposits into a replacement reserve in an amount equal to $0.20 psf per annum (subject to adjustment based on the Mortgage Lender’s review of the property condition report).

●	Prepayment of the Whole Loan:

Defeasance: At any time after the earlier to occur of two (2) years from the closing date of the last securitization of a note or four (4) years from the Origination Date, the Borrowers may defease the WIT Industrial Portfolio Whole Loan in whole; provided that, no event of default is then continuing, the Borrowers give at least 30 days written notice to the Mortgage Lender and Borrower deliver to the Mortgage Lender non-callable U.S. Treasury Securities whose cash flows are equal to and occur as close as possible, but before, the dates for the remaining scheduled interest and principal payments required under the WIT Industrial Portfolio Whole Loan through and including the Open Prepayment Date (defined below), and rating agency confirmation. In the event the WIT Industrial Portfolio Whole Loan is defeased on a day that is not a regular monthly payment date, such defeasance amount will be required to include the amount of interest that would have accrued on the principal amount of the WIT Industrial Portfolio Whole Loan through the end of the accrual period during which such defeasance occurs. Provided no event of default has occurred, from and after the date that is six (6) months prior to the maturity date (the “Open Prepayment Date”), the Borrowers will have the right to prepay the WIT Industrial Portfolio Whole Loan in whole or in part without payment of any yield maintenance premium or other fee or premium.

Yield Maintenance: On and after the second (2nd) anniversary of the first payment date (the “Permitted Prepayment Date”), the Borrowers will have the right to prepay the WIT Industrial Portfolio Whole Loan in whole (or in part, but only in connection with a release of an Individual Property or Release Parcel); provided that if such prepayment occurs prior to the Open Prepayment Date, such prepayment will be accompanied by a yield maintenance premium.

Notwithstanding anything to the contrary above, including prior to the Open Prepayment Date, the Borrowers are permitted to prepay amounts that do not, in the aggregate, exceed 10.0% of the principal balance of the initial Whole Loan amount (the “Initial 10% Prepayments”) at any time without payment of any yield maintenance premium or other prepayment penalty or fee, subject to certain conditions in the Mortgage Loan Agreement. Any Initial 10% Prepayments will be applied between the WIT Industrial Portfolio Senior Loans and WIT Industrial Portfolio Trust Subordinate Companion Loan on a pro-rata basis.

●	Property Releases:	The Borrowers may release one or more Properties from the lien of the related mortgage, subject to: (i) prepayment in an amount equal to 115% of the allocated loan amount of the applicable Property or Properties in the event of a purchase of the released Property or Properties by a third party purchaser or prepayment in amount equal to 120% of the allocated loan amount of the released Property or Properties in the event of a purchase of the released Property or Properties by an affiliate of any of the Borrowers; (ii) debt yield following the release will be equal to or greater than the (a) debt yield at the Origination Date and (b) the debt yield immediately prior to the contemplated release; (iii) if such release is to an affiliate of any of the Borrowers, the loan-to-value ratio for the Properties then remaining will be equal to or less than the lesser of (a) the loan-to-value at the Origination Date or (b) the loan-to-value ratio for all of the Properties immediately prior to giving effect to the such release;

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	18

Strictly private and confidential	Workspace Industrial Trust Portfolio

and (iv) principal paydowns from releases will be applied pro-rata between the WIT Industrial Portfolio Senior Loans and WIT Industrial Portfolio Trust Subordinate Companion Loan.
●	Lockbox and Cash Management:

All revenues from the Properties will be required to flow through an account (the “Clearing Account”) established by the Borrowers with a financial institution reasonably acceptable to the Mortgage Lender. Prior to a Trigger Period, amounts deposited in the Clearing Account will be required to be released to the Borrowers’ operating account daily. During a Trigger Period, amounts deposited in the Clearing Account will be swept on a daily basis into an account established by the Mortgage Lender (the “Cash Management Account”). During a Trigger Period so long as no event of default is continuing, monthly debt service, reserve payments, monthly disbursements to the Borrowers for budgeted operating and capital expenditures in accordance with the Mortgage Lender-approved budget and other payments due under the WIT Industrial Portfolio Whole Loan documents will be funded from the Cash Management Account and revenues of the Properties remaining after all such payments and disbursements have been made (“Excess Cash Flow”) will be retained by the Mortgage Lender as additional cash collateral for the WIT Industrial Portfolio Whole Loan. All Excess Cash Flow then on deposit with the Mortgage Lender will be released to the Borrowers when the Trigger Period is cured, and no event of default then exists.

“Trigger Period” means any period during which (i) an event of default is continuing or (ii) the debt yield falls below the Trigger Level for two (2) consecutive quarters until the debt yield exceeds the Trigger Level for two (2) consecutive quarters.

“Trigger Level” means a debt yield of [7.25]%. The debt yield will be tested by the Mortgage Lender quarterly on a trailing 12- month basis by dividing net operating income by the outstanding amount of the WIT Industrial Portfolio Whole Loan.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	19

Strictly private and confidential	Workspace Industrial Trust Portfolio

III.	Portfolio and Market Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	20

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview
●	The Portfolio consists of 69 IRDF Properties totaling approximately 4.2 million SF of NRA located throughout four states. The table below provides a snapshot of key statistics of the Portfolio.

Portfolio Overview
ID	Campus	Property	City	State	Year Built / Renovated(1)	Total SF(2)	Number of Tenants(2)	In-Place Occupancy(1)	Dock Doors	Clear Heights	UW NOI(2)	% UW NOI
1	Horsham Pennsylvania	102 Rock Road	Horsham	PA	1985 / 2017	40,472	1	100.0%	4	15	$673,239	1.3%
2	Horsham Pennsylvania	101-111 Rock Road	Horsham	PA	1975 / 2009	37,884	2	100.0%	6	14	$530,573	1.1%
3	Horsham Pennsylvania	113-123 Rock Road	Horsham	PA	1975 / 2015	37,500	1	100.0%	6	15	$411,811	0.8%
4	Horsham Pennsylvania	123-135 Rock Road	Horsham	PA	1975 / 2021	37,500	2	100.0%	6	15	$543,362	1.1%
5	Horsham Pennsylvania	111-159 Gibraltar Road	Horsham	PA	1981 / 2022	63,036	8	93.8%	5	13	$803,037	1.6%
6	Horsham Pennsylvania	103-109 Gibraltar Road	Horsham	PA	1978 / 2022	42,000	3	100.0%	8	16	$504,189	1.0%
7	Horsham Pennsylvania	161-175 Gibraltar Road	Horsham	PA	1976 / 2008	49,732	1	100.0%	8	16	$656,990	1.3%
8	Horsham Pennsylvania	181-187 Gibraltar Road	Horsham	PA	1982 / 2005	48,870	1	100.0%	8	14	$614,103	1.2%
9	Horsham Pennsylvania	231-253 Gibraltar Road	Horsham	PA	1981 / 2020	60,000	5	100.0%	9	15	$899,667	1.8%
10	Horsham Pennsylvania	261-283 Gibraltar Road	Horsham	PA	1978 / 2020	60,000	3	100.0%	9	15	$807,187	1.6%
11	Horsham Pennsylvania	201-223 Witmer Road	Horsham	PA	1972 / 2021	60,000	5	61.3%	12	15	$372,268	0.7%
12	Great Valley Parkway	1 Great Valley Parkway	Malvern	PA	1982 / 2022	60,880	5	100.0%	8	16	$962,169	1.9%
13	Great Valley Parkway	27-43 Great Valley Parkway	Malvern	PA	1977 / 2018	60,623	1	100.0%	3	18	$568,193	1.1%
14	Great Valley Parkway	30 Great Valley Parkway	Malvern	PA	1975 / 2000	12,000	1	100.0%	2	18	$113,054	0.2%
15	Great Valley Parkway	45-67 Great Valley Parkway	Malvern	PA	1974 / 2022	128,011	4	100.0%	17	20	$1,630,559	3.3%
16	Great Valley Parkway	75 Great Valley Parkway	Malvern	PA	1977 / 2017	11,600	1	100.0%	2	18	$138,240	0.3%
17	Great Valley Parkway	77-123 Great Valley Parkway	Malvern	PA	1978 / 2021	103,099	10	98.3%	17	16	$1,550,622	3.1%
18	Great Valley Parkway	155 Great Valley Parkway	Malvern	PA	1981 / 2020	71,200	1	100.0%	4	18	$784,008	1.6%
19	Great Valley Parkway	257-275 Great Valley Parkway	Malvern	PA	1983 / 2019	71,122	7	100.0%	10	16	$1,071,180	2.1%
20	Great Valley Parkway	277-293 Great Valley Parkway	Malvern	PA	1984 / 2019	28,800	5	100.0%	5	13	$413,266	0.8%
21	Great Valley Parkway	420-500 Lapp Rd	Malvern	PA	1989 / 2016	91,312	5	100.0%	5	16	$1,423,691	2.8%
22	Great Valley Parkway	508 Lapp Rd	Malvern	PA	1984 / 2017	50,200	1	100.0%	3	18	$523,168	1.0%
23	Great Valley Parkway	510 Lapp Rd	Malvern	PA	1983 / 2018	27,167	1	100.0%	9	18	$201,999	0.4%
(1)	Year Built and In-Place Occupancy are weighted by SF.
(2)	Figures based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	21

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview (continued)
Portfolio Overview (continued)
ID	Campus	Property	City	State	Year Built / Renovated(1)	Total SF(2)	Number of Tenants(2)	In-Place Occupancy(1)	Dock Doors	Clear Heights	UW NOI(2)	% UW NOI
24	Great Valley Parkway	300 Technology Drive	Malvern	PA	1985 / 2014	22,500	1	100.0%	2	18	$278,592	0.6%
25	Great Valley Parkway	425 Technology Drive	Malvern	PA	1998 / 2019	22,407	2	100.0%	2	16	$315,457	0.6%
26	Great Valley Parkway	333 Phoenixville Pike	Malvern	PA	1985 / 2020	84,000	1	100.0%	4	18	$934,737	1.9%
27	9801 South 51st Street	9801 South 51st Street	Phoenix	AZ	2012 / 2015	71,550	-	0.0%	1	25	($273,477)	(0.5%)
28	Workspace Cotton Center	4207 E Cotton Center Blvd	Phoenix	AZ	2006 / 2016	24,900	1	100.0%	1	24	$506,258	1.0%
29	Workspace Cotton Center	4217 E Cotton Center Blvd	Phoenix	AZ	2006 / 2022	88,140	2	68.9%	4	34	$883,357	1.8%
30	Workspace Cotton Center	4303 E Cotton Center Blvd	Phoenix	AZ	2002 / 2020	64,000	1	94.5%	4	34	$689,642	1.4%
31	Workspace Cotton Center	4313 E Cotton Center Blvd	Phoenix	AZ	2002 / 2018	108,874	1	72.0%	6	34	$1,334,308	2.7%
32	Workspace Cotton Center	4405 E Cotton Center Blvd	Phoenix	AZ	2001 / 2012	54,551	1	57.0%	6	34	$374,050	0.7%
33	Workspace Cotton Center	4410 E Cotton Center Blvd	Phoenix	AZ	2007	101,269	1	100.0%	12	34	$1,268,244	2.5%
34	Workspace Cotton Center	4415 E Cotton Center Blvd	Phoenix	AZ	2001 / 2021	35,463	1	100.0%	5	34	$557,505	1.1%
35	Workspace Cotton Center	4425 E Cotton Center Blvd	Phoenix	AZ	2001 / 2022	165,000	1	100.0%	1	34	$3,021,419	6.0%
36	Workspace Cotton Center	4435 E Cotton Center Blvd.	Phoenix	AZ	2007	25,505	-	0.0%	6	34	($169,750)	(0.3%)
37	Workspace Cotton Center	4500 E. Cotton Center Blvd.	Phoenix	AZ	2007 / 2012	139,403	2	100.0%	24	34	$2,509,771	5.0%
38	Workspace Cotton Center	4750 S 44th Place	Phoenix	AZ	2015	79,496	3	100.0%	15	34	$1,570,257	3.1%
39	Workspace Cotton Center	4755 S 44th Place	Phoenix	AZ	2018	80,000	1	100.0%	15	34	$1,504,314	3.0%
40	Workspace Cotton Center	4550 S 44th Street	Phoenix	AZ	2007 / 2008	54,489	-	0.0%	1	34	($251,521)	(0.5%)
41	Workspace Cotton Center	4610 S 44th Street	Phoenix	AZ	2007	66,012	1	100.0%	5	34	$1,363,203	2.7%
42	Brittany Way	111 Kelsey Lane	Tampa	FL	1990	60,200	6	100.0%	8	16	$703,881	1.4%
43	Brittany Way	131 Kelsey Lane	Tampa	FL	1985	89,290	1	100.0%	2	18	$1,336,878	2.7%
44	Brittany Way	150-182 Kelsey Lane	Tampa	FL	2007	54,400	-	0.0%	20	16	($238,477)	(0.5%)
45	Brittany Way	206-34 Kelsey Lane	Tampa	FL	2006	45,600	-	0.0%	5	16	($194,077)	(0.4%)
46	Brittany Way	8900-34 Brittany Way	Tampa	FL	2005	48,000	5	100.0%	3	15	$574,913	1.1%
(1)	Year Built and In-Place Occupancy are weighted by SF.
(2)	Figures based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	22

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview (continued)
Portfolio Overview (continued)
ID	Campus	Property	City	State	Year Built / Renovated(1)	Total SF(2)	Number of Tenants(2)	In-Place Occupancy(1)	Dock Doors	Clear Heights	UW NOI(2)	% UW NOI
47	Brittany Way	9001-9015 Brittany Way	Tampa	FL	2000	30,000	3	100.0%	6	18	$402,798	0.8%
48	Brittany Way	9002-9036 Brittany Way	Tampa	FL	2004	59,080	4	100.0%	6	16	$655,308	1.3%
49	Brittany Way	501 US Highway 301 South	Tampa	FL	2005	59,080	8	100.0%	7	15	$752,052	1.5%
50	Brittany Way	701-725 US Highway 301 South	Tampa	FL	2000	65,380	6	100.0%	6	16	$905,746	1.8%
51	Brittany Way	901-933 US Highway 301S	Tampa	FL	2001	65,200	8	100.0%	10	16	$808,616	1.6%
52	Crosspoint 3110	3102,3104,3110 Cherry Palm	Tampa	FL	1986	74,397	14	63.2%	21	12	$405,432	0.8%
53	Woodland Corporate Center	7920 Woodland Ctr Blvd	Tampa	FL	1997	52,627	2	100.0%	2	17	$914,458	1.8%
54	Woodland Corporate Center	7930,8010-20 Woodland Ctr Blvd	Tampa	FL	1990	89,758	7	97.1%	19	18	$1,186,011	2.4%
55	Woodland Corporate Center	8202 Woodland Ctr Blvd	Tampa	FL	1996	39,155	1	100.0%	2	20	$583,992	1.2%
56	Woodland Corporate Center	8152-8198 Woodland Ctr Blvd	Tampa	FL	1988	45,382	9	87.5%	6	13	$535,417	1.1%
57	Woodland Corporate Center	8102-42 Woodland Ctr Blvd	Tampa	FL	1995	39,155	1	100.0%	2	14	$559,181	1.1%
58	Woodland Corporate Center	7802-50 Woodland Ctr Blvd	Tampa	FL	1999	44,350	3	100.0%	2	13	$735,575	1.5%
59	Woodland Corporate Center	7852-98 Woodland Ctr Blvd	Tampa	FL	1999	44,350	2	32.3%	10	14	$95,873	0.2%
60	Woodland Corporate Center	7624 Bald Cypress Place	Tampa	FL	2003	15,035	1	100.0%	14	17	$195,791	0.4%
61	Northport Business Park	8401-8406 Benjamin Rd	Tampa	FL	1986	94,766	17	94.3%	35	16	$1,035,276	2.1%
62	Golden Triangle	7615 Smetana Lane	Eden Prairie	MN	2001	93,444	2	100.0%	6	24	$1,053,367	2.1%
63	Fuller Road	7905 Fuller Road	Eden Prairie	MN	1994	74,224	1	100.0%	9	16	$961,297	1.9%
64	Anagram Drive	7695-7699 Anagram Drive	Eden Prairie	MN	1997	39,390	2	100.0%	2	16	$568,054	1.1%
65	West Bloom Technology Park	5705 Old Shakopee Road	Bloomington	MN	2007	74,594	3	37.9%	3	14	$118,599	0.2%
66	West Bloom Technology Park	5715 Old Shakopee Road	Bloomington	MN	2002	63,463	2	100.0%	2	14	$773,902	1.5%
67	West Bloom Technology Park	5735 Old Shakopee Road	Bloomington	MN	2002	63,463	2	50.3%	4	14	$115,689	0.2%
68	West Bloom Technology Park	5775 W. Old Shakopee Road	Bloomington	MN	2002	103,050	5	95.9%	4	14	$1,166,060	2.3%
69	West Bloom Technology Park	10801 Nesbitt Avenue South	Bloomington	MN	2001	56,000	2	100.0%	5	14	$686,888	1.4%
	Total Portfolio				1994 / 2009	4,223,400	187	87.7%	-	21	$50,011,445	100.0%
(1)	Year Built and In-Place Occupancy are weighted by SF.
(2)	Figures based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	23

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview (continued)
Portfolio Snapshot
	Number of		Number of	Number of	In-Place	UW Gross Rent	Remaining	% of Total	UW NOI DY
Property Type	Properties	Total SF	States	Markets	Occupancy(1) (2)	PSF(1) (2)	WALT(1) (3)
Industrial-R&D/Flex	69	4,223,400	4	5	87.7%	$18.80	3.5	100.0%	8.0%
(1)	Based on the underwritten rent roll dated January 31, 2023.
(2)	Based on occupied SF.
(3)	Weighted by UW Gross Rent.

●	The Portfolio has shown strong historical occupancy, averaging approximately 90.5% over the last 5 years. The following table presents the historical occupancy of the Portfolio.

Historical Occupancy
	2018	2019	2020	2021	2022	Avg.
Occupancy	91.7%	90.8%	90.3%	89.8%	90.6%	90.5%

●	The top ten Properties by UW NOI in the Portfolio comprise approximately 24.9% of NRA, and approximately 34.5% of UW NOI, and exhibit a remaining WALT of 3.4 years. The following chart details the top ten Properties in the Portfolio based on UW NOI.

Top 10 Properties (by UW NOI)
Property	Remaining WALT(1)(2)	Total SF	% of NRA	In-Place Occupancy(2)(3)	UW NOI	% of UW NOI	# of Tenants(2)	Largest Tenant
4425 East Cotton Center Boulevard	1.1	165,000	3.9%	100.0%	$3,021,419	6.0%	1	United Healthcare Services, Inc.
4500 East Cotton Center Boulevard	0.8	139,403	3.3%	100.0%	$2,509,771	5.0%	2	Aetna Life Insurance Company
45-67 Great Valley Parkway	6.3	128,011	3.0%	100.0%	$1,630,559	3.3%	4	Marken, LLP
4750 South 44th Place	1.1	79,496	1.9%	100.0%	$1,570,257	3.1%	3	Aetna Life Insurance Company
77-123 Great Valley Parkway	4.0	103,099	2.4%	98.3%	$1,550,622	3.1%	10	Puresyn, Inc.
4755 South 44th Place	5.9	80,000	1.9%	100.0%	$1,504,314	3.0%	1	Aetna Life Insurance Company
420-500 Lapp Road	3.0	91,312	2.2%	100.0%	$1,423,691	2.8%	5	ifm Prover USA, Inc.
4610 South 44th Street	7.8	66,012	1.6%	100.0%	$1,363,203	2.7%	1	Caris MPI, Inc.
131 Kelsey Lane	1.6	89,290	2.1%	100.0%	$1,336,878	2.7%	1	United Healthcare Services, Inc.
4313 East Cotton Center Boulevard	5.6	108,874	2.6%	72.0%	$1,334,308	2.7%	1	GE Parallel Design, Inc.
Top 10 Total / Wtd. Avg.	3.4	1,050,497	24.9%	96.9%	$17,245,024	34.5%	29
Other	3.5	3,172,903	75.1%	84.7%	$32,766,421	65.5%	158
Total / Wtd. Avg.	3.5	4,223,400	100.0%	87.7%	$50,011,445	100.0%	187
(1)	Weighted by UW Gross Rent.
(2)	Based on the underwritten rent roll dated January 31, 2023.
(3)	Based on occupied SF.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	24

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview (continued)
●	The Portfolio is located in four states, the largest concentration of which is located in Pennsylvania, which represents approximately 32.7% of NRA and approximately 35.4% of the UW NOI. The following chart outlines the Portfolio by state concentration.
Stratification by State
State	# of Properties	Wtd. Avg. Year Built(1)	Remaining WALT(2)	Total SF	% of NRA	In-Place Occupancy(3)	UW Gross Rent(4)	UW Gross Rent PSF(3)(4)	UW NOI	% of UW NOI
Pennsylvania	26	1980	3.8 years	1,381,915	32.7%	97.9%	$23,903,669	$17.67	$17,725,363	35.4%
Arizona	15	2006	3.6 years	1,158,652	27.4%	79.6%	$20,028,136	$21.72	$14,887,581	29.8%
Florida	20	1996	2.8 years	1,115,205	26.4%	84.7%	$16,886,715	$17.89	$11,954,644	23.9%
Minnesota	8	2001	3.7 years	567,628	13.4%	85.5%	$8,822,292	$18.17	$5,443,856	10.9%
Total / Wtd. Avg.	69	1994	3.5 years	4,223,400	100.0%	87.7%	$69,640,813	$18.80	$50,011,445	100.0%
(1)	Weighted by SF.
(2)	Weighted by UW Gross Rent.
(3)	Based on occupied SF.
(4)	Based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	25

Strictly private and confidential	Workspace Industrial Trust Portfolio
Portfolio Overview (continued)

Portfolio Tenancy

●	The Portfolio is 87.7% leased to a rent roll of 187 unique tenants as of January 31, 2023. The top 10 tenants account for approximately 30.8% of NRA and approximately 36.7% of UW Gross Rent. No individual tenant accounts for more than 6.8% of NRA or 9.5% of UW Gross Rent.

Top 10 Tenants (by UW Gross Rent)
#	Tenant	Total SF(1)	% of NRA	Lease Start(1)	Lease Expiration(1)	UW Gross Rent(1)	% UW Gross	UW Gross PSF(1)	Rem. WALT(1) (2)	S&P / M / Fitch(3)
1	Aetna Life Insurance Company	288,497	6.8%	Various	Various	$6,637,377	9.5%	$23.01	2.3 years	BBB / Baa2 / NR
2	United Healthcare Services, Inc.	254,290	6.0%	Various	Various	$5,404,903	7.8%	$21.25	1.2 years	A+ / A3 / AA-
3	Caris MPI, Inc.	111,877	2.6%	Various	Various	$2,761,050	4.0%	$24.68	6.2 years	NR / NR / NR
4	Cruise, LLC	101,269	2.4%	03/01/2017	09/30/2024	$1,769,169	2.5%	$17.47	1.6 years	BBB / Baa3 / BBB-
5	Janssen Biotech	117,603	2.8%	Various	Various	$1,756,800	2.5%	$14.94	6.3 years	AAA / Aaa / NR
6	GE Parallel Design, Inc.	78,335	1.9%	06/01/2010	09/30/2028	$1,753,059	2.5%	$22.38	5.6 years	BBB+ / Baa1 / BBB
7	Dell Marketing L. P.	85,366	2.0%	03/01/2013	08/31/2024	$1,462,405	2.1%	$17.13	1.5 years	NR / Baa3 / BBB
8	Acist Medical Systems, Inc.	74,224	1.8%	05/01/2015	10/31/2029	$1,415,749	2.0%	$19.07	6.7 years	NR / NR / NR
9	Havpak, Inc.	103,498	2.5%	Various	06/30/2026	$1,371,391	2.0%	$13.25	3.3 years	NR / NR / NR
10	Colorcon, Inc.	84,000	2.0%	09/15/2007	09/14/2024	$1,231,440	1.8%	$14.66	1.5 years	NR / NR / NR
	Top 10 Tenants	1,298,959	30.8%			$25,563,342	36.7%	$19.68	3.2 years
	Remaining Tenants	2,406,009	57.0%			$44,077,471	63.3%	$18.32	3.7 years
	Total Occupied	3,704,968	87.7%			$69,640,813	100.0%	$18.80	3.5 years
	Total Vacant	518,432	12.3%
	Total Collateral	4,223,400	100.0%
(1)	Based on the underwritten rent roll as of January 31, 2023.
(2)	Weighted by UW Gross Rent.
(3)	Ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	26

Strictly private and confidential	Workspace Industrial Trust Portfolio

Portfolio Overview (continued)

Portfolio Rollover

•	The Portfolio has 224 suites rolling through 2028, aggregating approximately 83.2% of UW Base Rent.
•	The remaining WALT of the Portfolio is 3.5 years.
•	The following chart table presents certain information regarding the expiration of leases across the Portfolio.
Rollover Profile(1)
Year of Expiration	Expiring SF	% NRA	Cumulative SF	Cumulative % of Total SF	Annual Total Rent PSF	UW Base Rent ($)	% of UW Base Rent Rolling	Cumulative Total UW Base Rent ($)	Cumulative % of UW Base Rent Rolling
MTM	20,032	0.5%	20,032	0.5%	$8.04	$161,072	0.3%	$161,072	0.3%
2023	385,394	9.1%	405,426	9.6%	$14.47	$5,867,866	11.7%	$6,028,938	12.1%
2024	1,035,367	24.5%	1,440,793	34.1%	$9.53	$13,728,695	27.4%	$19,757,633	39.5%
2025	317,670	7.5%	1,758,463	41.6%	$2.21	$3,889,626	7.8%	$23,647,259	47.3%
2026	427,648	10.1%	2,186,111	51.8%	$2.33	$5,101,061	10.2%	$28,748,320	57.5%
2027	566,056	13.4%	2,752,167	65.2%	$2.63	$7,243,731	14.5%	$35,992,051	72.0%
2028	372,710	8.8%	3,124,877	74.0%	$1.81	$5,642,522	11.3%	$41,634,573	83.2%
2029	237,284	5.6%	3,362,161	79.6%	$1.05	$3,533,189	7.1%	$45,167,762	90.3%
2030	175,570	4.2%	3,537,731	83.8%	$0.76	$2,689,441	5.4%	$47,857,203	95.7%
2031	44,197	1.0%	3,581,928	84.8%	$0.12	$446,434	0.9%	$48,303,637	96.6%
2032	123,498	2.9%	3,705,426	87.7%	$0.46	$1,717,169	3.4%	$50,020,806	100.0%
Beyond	0	0.0%	3,705,426	87.7%	$0.00	$0	0.0%	$50,020,806	100.0%
Vacant	517,974	12.3%	4,223,400	100.0%	$0.00	$0	0.0%	$50,020,806	100.0%
Total	4,223,400	100.0%				$50,020,806		$50,020,806	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	27

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (by UW NOI)

#1 - 4425 East Cotton Center Boulevard

PROPERTY OVERVIEW
Property Name:	4425 East Cotton Center Boulevard
Address:	4425 East Cotton Center Boulevard
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2001 / 2022
Clear Heights (Feet):	34
Dock Doors:	1
% Currently used as Office:	100.0%
NRA:	165,000
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	03/31/2024
Mortgage ALA ($ Amount / %):	$28,410,841 (4.5%)
% of Portfolio UW NOI:	6.0%

RENT ROLL
Tenant Name	SF	UW Gross	PSF	Lease Expiration
United Healthcare Services, Inc.	165,000	$3,669,105	$22.24	03/31/2024
-	-	-	-	-
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	165,000	$3,669,105	$22.24	03/31/2024

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$3,092,819	$2,905,182	$17.61
Rent Steps	-	$72,573	$0.44
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$720,039	$691,350	$4.19
Gross Potential Rent	$3,812,858	$3,669,105	$22.24
Total Other Income	-	-	-
Total Vacancy	-	-	-
Effective Gross Income	$3,812,858	$3,669,105	$22.24
Total Expenses	$605,654	$647,686	$3.93
Net Operating Income	$3,207,204	$3,021,419	$18.31

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	28

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#2 - 4500 East Cotton Center Boulevard

PROPERTY OVERVIEW
Property Name:	4500 East Cotton Center Boulevard
Address:	4500 East Cotton Center Boulevard
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2007 / 2012
Clear Heights (Feet):	34
Dock Doors:	24
% Currently used as Office:	100.0%
NRA:	139,403
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	12/31/2023
Mortgage ALA ($ Amount / %):	$24,484,139 (3.9%)
% of Portfolio UW NOI:	5.0%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
Aetna Life Insurance Company	139,403	$3,062,684	$21.97	12/31/2023
Electric Lightwave, LLC	-	-	-	05/31/2025
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	139,403	$3,062,684	$21.97	12/31/2023

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$3,092,819	$2,326,636	$16.69
Rent Steps	-	$58,549	$0.42
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$720,039	$691,350	$4.86
Gross Potential Rent	$3,812,858	$3,669,105	$21.97
Total Other Income	-	-	$0.43
Total Vacancy	-	-	-
Effective Gross Income	$3,812,858	$3,669,105	$22.40
Total Expenses	$605,654	$647,686	$4.40
Net Operating Income	$3,207,204	$2,509,771	$18.00

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	29

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#3 - 45-67 Great Valley Parkway

PROPERTY OVERVIEW
Property Name:	45-67 Great Valley Parkway
Address:	45-67 Great Valley Parkway
City, State:	Malvern, PA
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	1974 / 2022
Clear Heights (Feet):	20
Dock Doors:	17
% Currently used as Office:	0.0%
NRA:	128,011
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	06/07/2029
Mortgage ALA ($ Amount / %):	$19,941,484 (3.2%)
% of Portfolio UW NOI:	3.3%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
Janssen Biotech	32,691	$636,494	$19.47	05/31/2032
Marken, LLP	39,645	$634,127	$16.00	02/28/2026
Clinigen Clinical Supplies Management, Inc.	24,800	$420,236	$16.95	09/30/2032
Total Other Tenants	30,875	$413,663	$13.40	06/30/2026
Total Vacant	-	-	-	-
Total / Wtd. Average	128,011	$2,104,520	$16.44	06/07/2029

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,527,606	$1,513,187	$11.82
Rent Steps	-	$40,912	$0.32
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$569,084	$550,421	$4.30
Gross Potential Rent	$2,096,690	$2,104,520	$16.44
Total Other Income	-	$6,274	$0.05
Total Vacancy	-	-	-
Effective Gross Income	$2,096,690	$2,110,794	$16.49
Total Expenses	$464,250	$480,235	$3.75
Net Operating Income	$1,632,440	$1,630,559	$12.74

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	30

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#4 - 4750 South 44th Place

PROPERTY OVERVIEW
Property Name:	4750 South 44th Place
Address:	4750 South 44th Place
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2015
Clear Heights (Feet):	34
Dock Doors:	15
% Currently used as Office:	86.9%
NRA:	79,496
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	04/09/2024
Mortgage ALA ($ Amount / %):	$10,933,169 (1.7%)
% of Portfolio UW NOI:	3.3%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
Aetna Life Insurance Company	69,094	$1,670,693	$24.18	12/31/2023
Caris MPI, Inc.	10,402	$265,979	$25.57	12/31/2025
Electric Lightwave, LLC	-	-	-	05/31/2025
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	79,496	$1,936,672	$24.36	04/09/2024

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,453,357	$1,449,652	$18.24
Rent Steps	-	$39,748	$0.50
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$445,903	$447,272	$5.63
Gross Potential Rent	$3,812,858	1,936,672	$24.36
Total Other Income	$47,640	-	$0.60
Total Vacancy	-	-	-
Effective Gross Income	$1,946,900	$1,984,312	$24.96
Total Expenses	$387,497	$414,055	$5.21
Net Operating Income	$1,559,404	$1,570,257	$19.75

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	31

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#5 - 77-123 Great Valley Parkway

PROPERTY OVERVIEW
Property Name:	77-123 Great Valley Parkway
Address:	77-123 Great Valley Parkway
City, State:	Malvern, PA
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	1978 / 2021
Clear Heights (Feet):	16
Dock Doors:	17
% Currently used as Office:	0.0%
NRA:	103,099
UW Leased %:	98.3%
Wtd. Average Lease Expiration:	03/02/2027
Mortgage ALA ($ Amount / %):	$17,400,678 (2.8%)
% of Portfolio UW NOI:	3.1%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
United Healthcare Services, Inc.	34,348	$669,443	$19.49	03/31/2027
-	13,712	$287,266	$20.95	03/31/2028
-	9,530	$208,974	$21.93	08/31/2027
Total Other Tenants	43,798	$815,687	$18.62	08/06/2026
Total Vacant	1,711	-	-	-
Total / Wtd. Average	103,099	$1,981,370	$19.22	03/02/2027

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,363,078	$1,420,749	$13.78
Rent Steps	-	$27,128	$0.26
Vacancy Lease Up	-	$33,365	$0.32
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$517,971	$533,493	$5.17
Gross Potential Rent	$1,881,049	$2,014,734	$19.54
Total Other Income	-	$6,740	$0.07
Total Vacancy	-	($33,365)	($0.32)
Effective Gross Income	$1,881,049	$1,988,110	$19.28
Total Expenses	$442,787	$437,488	$4.24
Net Operating Income	$1,438,262	$1,550,622	$15.04

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	32

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#6 - 4755 South 44th Place

PROPERTY OVERVIEW
Property Name:	4755 South 44th Place
Address:	4755 South 44th Place
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2018
Clear Heights (Feet):	34
Dock Doors:	15
% Currently used as Office:	100.0%
NRA:	80,000
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	01/31/2029
Mortgage ALA ($ Amount / %):	$17,554,666 (2.8%)
% of Portfolio UW NOI:	2.8%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
Aetna Life Insurance Company	80,000	$1,904,000	$23.80	01/31/2029
-	-	-	-	-
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	80,000	$1,904,000	$23.80	01/31/2029

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,502,871	$1,420,800	$17.76
Rent Steps	-	$42, 400	$0.53
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$455,125	$440,800	$5.51
Gross Potential Rent	$1,957,996	$1,904,000	$23.80
Total Other Income	-	-	-
Total Vacancy	-	-	-
Effective Gross Income	$1,957,996	$1,904,000	$23.80
Total Expenses	$376,806	$399,686	$5.00
Net Operating Income	$1,581,191	$1,504,314	$18.80

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	33

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#7 - 420-500 Lapp Road

PROPERTY OVERVIEW
Property Name:	420-500 Lapp Road
Address:	420-500 Lapp Road
City, State:	Malvern, PA
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	1989 / 2016
Clear Heights (Feet):	16
Dock Doors:	5
% Currently used as Office:	0.0%
NRA:	91,312
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	02/18/2026
Mortgage ALA ($ Amount / %):	$16,399,754 (2.6%)
% of Portfolio UW NOI:	2.8%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
ifm Prover USA, Inc.	36,837	$725,689	$19.70	03/31/2024
Baudax Bio	17,369	$382,118	$22.00	12/31/2027
Akzo Nobel Coatings, Inc.	17,295	$334,139	$19.32	08/31/2024
Total Other Tenants	19,811	$433,469	$21.88	10/12/2028
Total Vacant	-	-	-	-
Total / Wtd. Average	91,312	$1,875,416	$20.54	02/18/2026

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,025,690	$1,324,689	$14.51
Rent Steps	-	($819)	($0.01)
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$496,650	$551,545	$6.04
Gross Potential Rent	$1,522,340	$1,875,416	$20.54
Total Other Income	-	$5,264	$0.06
Total Vacancy	-	-	-
Effective Gross Income	$1,522,340	$1,880,679	$20.60
Total Expenses	$455,730	$456,989	$5.00
Net Operating Income	$1,066,610	$1,423,691	$15.59

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	34

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#8 - 4610 South 44th Street

PROPERTY OVERVIEW
Property Name:	4610 South 44th Street
Address:	4610 South 44th Street
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2007
Clear Heights (Feet):	34
Dock Doors:	5
% Currently used as Office:	0.0%
NRA:	66,012
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	12/31/2030
Mortgage ALA ($ Amount / %):	$14,089,929 (2.3%)
% of Portfolio UW NOI:	2.7%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
Caris MPI, Inc.	66,012	$1,778,363	$26.94	12/31/2030
-	-	-	-	-
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	66,012	$1,778,363	$26.94	12/31/2030

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,309,290	$1,307,038	$19.80
Rent Steps	-	$33,006	$0.50
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$431,826	$438,320	$6.64
Gross Potential Rent	$1,741,117	$1,778,363	$26.94
Total Other Income	-	-	-
Total Vacancy	-	-	-
Effective Gross Income	$1,741,117	$1,778,363	$26.94
Total Expenses	$379,593	$415,160	$6.29
Net Operating Income	$1,361,524	$1,363,203	$20.65

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	35

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#9 - 131 Kelsey Lane

PROPERTY OVERVIEW
Property Name:	131 Kelsey Lane
Address:	131 Kelsey Lane
City, State:	Tampa, FL
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	1985
Clear Heights (Feet):	18
Dock Doors:	2
% Currently used as Office:	0.0%
NRA:	89,290
UW Leased %:	100.0%
Wtd. Average Lease Expiration:	09/30/2024
Mortgage ALA ($ Amount / %):	$11,587,619 (1.9%)
% of Portfolio UW NOI:	2.7%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
United Healthcare Services, Inc.	89,290	$1,735,798	$19.44	09/30/2024
-	-	-	-	-
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	-	-	-	-
Total / Wtd. Average	89,290	$1,735,798	$19.44	09/30/2024

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,249,179	$1,250,022	$14.00
Rent Steps	-	$31,289	$0.35
Vacancy Lease Up	-	-	-
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$473,282	$454,486	$5.09
Gross Potential Rent	$1,722,462	$1,735,798	$19.44
Total Other Income	-	-	-
Total Vacancy	-	-	-
Effective Gross Income	$1,722,462	$1,735,798	$19.44
Total Expenses	$404,384	$398,919	$4.47
Net Operating Income	$1,318,078	$1,336,878	$14.97

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	36

Strictly private and confidential	Workspace Industrial Trust Portfolio

Property Overview – Top 10 Properties (continued)

#10 - 4313 East Cotton Center Boulevard

PROPERTY OVERVIEW
Property Name:	4313 East Cotton Center Boulevard
Address:	4313 East Cotton Center Boulevard
City, State:	Phoenix, AZ
Property Type	Industrial-R&D/Flex
Ownership Interest:	Fee Simple
Year Built / Renovated:	2002 / 2018
Clear Heights (Feet):	34
Dock Doors:	6
% Currently used as Office:	28.0%
NRA:	108,874
UW Leased %:	72.0%
Wtd. Average Lease Expiration:	09/30/2028
Mortgage ALA ($ Amount / %):	$15,629,812 (2.5%)
% of Portfolio UW NOI:	2.7%

RENT ROLL
Tenant Name	SF	UW Gross Rent	UW Gross Rent PSF	Lease Expiration
GE Parallel Design, Inc.	78,335	$1,753,059	$22.38	09/30/2028
-	-	-	-	-
-	-	-	-	-
Total Other Tenants	-	-	-	-
Total Vacant	30,539	-	-	-
Total / Wtd. Average	108,874	$1,753,059	$16.10	09/30/2028

UNDERWRITING
	Budget 2023	UW	PSF
Base Rents	$1,590,721	$1,344,543	$12.35
Rent Steps	-	$40,342	$0.37
Vacancy Lease Up	-	$687,128	$6.31
Free Rent	-	-	-
SL Rent	-	-	-
Total Reimbursements	$467,072	$368,175	$3.38
Gross Potential Rent	$2,057,794	$2,440,186	$22.41
Total Other Income	-	$1,023	$0.01
Total Vacancy	-	($687,128)	($6.31)
Effective Gross Income	$2,057,794	$1,754,082	$16.11
Total Expenses	$403,444	$419,774	$3.86
Net Operating Income	$1,654,349	$1,334,308	$12.26

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	37

Strictly private and confidential	Workspace Industrial Trust Portfolio

Select Top Tenant Overview

Tenant Name	Portfolio Presence	Credit Rating (Moody’s / S&P / Fitch)(1)	Description
Aetna Life Insurance Company	3 Properties 288,497 SF 9.5% of Portfolio UW Gross Rent	BBB / Baa2 / NR

•                   Aetna Life Insurance Company (Aetna Inc) is a US-managed health care company that sells traditional and consumer directed health care insurance and related services, such as medical, pharmaceutical, dental, behavioral health, long-term care, and disability plans. Aetna Life Insurance was founded in 1853.

•                   Since 2018, Aetna has been a subsidiary of CVS Health (NYSE: CVS). CVS Health Corporation is a publicly traded US healthcare company that also owns CVS Pharmacy, a retail pharmacy chain. CVS Health is a component of both the S&P 500 and S&P 100. The company has a market capitalization of $115 billion.

United Healthcare Services, Inc	2 Properties 254,290 SF 7.8% of Portfolio UW Gross Rent	A+ / A3 / AA-

•                   UnitedHealth Group (NYSE: UNH) operates as a diversified health care company in the US and is the nation’s largest health insurer by revenue. The health care and insurance firm employs more than 125,000 people and partners with 1.3 million physicians and health care professionals, as well as 6,500 hospitals nationwide.

•                   For the year ended December 2022, United Healthcare had revenue in excess of $322 million. The company has a market capitalization of $461 billion and is one of the largest components of the 30 companies that make up the Dow Jones Industrial Index.

Caris MPI, Inc	3 Properties 111,877 SF 4.0% of Portfolio UW Gross Rent	NR / NR / NR

•                   Caris Life Sciences is a leading molecular science and technology company actively developing and delivering solutions to revolutionize cancer treatment. Caris’ suite of molecular profiling offerings assesses DNA, RNA and proteins to reveal a molecular blueprint that helps physicians and researchers better detect, diagnose and treat patients

•                   The privately held company is headquartered in Irving, TX and has lab and R&D space in Phoenix, AZ. Caris has raised approximately $1.7 billion in capital since 2018, including a senior secured term loan providing up to $400 million in capital which closed in January 2023.

Cruise, LLC	1 Property 101,269 SF 2.5% of Portfolio UW Gross Rent	BBB / Baa3 / BBB-

•                   Cruise LLC is a self-driving car company headquartered in San Francisco, California. Founded in 2013, Cruise tests and develops autonomous car technology. The company is a largely autonomous subsidiary of General Motors.

•                   In addition to the GM funding, Cruise has received billions of investment dollars from Honda, Microsoft, T. Rowe Price, and Walmart, increasing its valuation to over $30 billion as of 2021.

•                   As of September 2022, Cruise operated 100 robotaxis in San Francisco, and announced intentions to increase to 5,000 and expand to Phoenix and Austin.

Janssen Biotech	3 Properties 117,603 SF 2.5% of Portfolio UW Gross Rent	AAA / Aaa / NR

•                   Janssen Pharmaceuticals is a pharmaceutical company headquartered in Beerse, Belgium. The Company conducts research and development activities related to a wide range of human medical disorders, including mental illness, neurological disorders, anesthesia and analgesia, gastrointestinal disorders, fungal infection, HIV/AIDS, allergies and cancer.

•                   In 1961, Janssen Pharmaceuticals was purchased by New Jersey-based US corporation Johnson & Johnson (NYSE:J&J), and became part of Johnson & Johnson Pharmaceutical Research and Development. J&J, with a market capitalization of $424 billion, is a component of the Dow Jones and S&P 100 & 500.

(1)	Ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	38

Strictly private and confidential	Workspace Industrial Trust Portfolio

Market Overview

•	The Portfolio is diversified across five markets and eight submarkets, with the largest market concentration, Phoenix, accounting for 29.8% of UW NOI. The following chart outlines the markets in the Portfolio by UW NOI.

Stratification by Market
State	State	# of Properties	Wtd. Avg. Year Built(1)	Remaining WALT(2)	Total SF	% of NRA	In-Place Occupancy(3)	UW Gross Rent(2)	UW Gross Rent PSF(3)(4)	UW NOI	% of UW NOI
Phoenix	AZ	15	2006	3.6 years	1,158,652	27.4%	79.6%	$20,028,136	$21.72	$14,887,581	29.8%
Tampa	FL	20	1996	2.8 years	1,115,205	26.4%	84.7%	$16,886,715	$17.89	$11,954,644	23.9%
Malvern	PA	15	1982	4.1 years	844,921	20.0%	99.8%	$14,064,132	$16.68	$10,908,937	21.8%
Horsham	PA	11	1978	3.3 years	536,994	12.7%	94.9%	$9,839,537	$19.30	$6,816,427	13.6%
Minneapolis	MN	8	2001	3.7 years	567,628	13.4%	85.5%	$8,822,292	$18.17	$5,443,856	10.9%
Total / Wtd. Avg.		69	1994	3.5 years	4,223,400	100.0%	87.7%	$69,640,813	$18.80	$50,011,445	100.0%
(1)	Weighted by SF.
(2)	Weighted by UW Gross Rent.
(3)	Based on occupied SF as of underwritten rent roll dated January 31, 2023.
(4)	Based on the underwritten rent roll dated January 31, 2023.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	39

Strictly private and confidential	Workspace Industrial Trust Portfolio

Market Overview – Top Five Markets

Phoenix Market

•	Phoenix is the state capital and most populous city in Arizona. Located in south-central Arizona, Phoenix is served by Interstate 10, which extends from Los Angeles, CA to Jacksonville, FL through (downtown) Phoenix, Tucson, El Paso, San Antonio and Houston. The region benefits from proximity to Phoenix Sky Harbor International Airport, which is currently ranked as the 13th busiest airport in the nation and the 43rd busiest in the world and is served by 20 major and regional commuter airlines.
•	The Portfolio has a total of 15 Phoenix Properties, located within the Workspace Cotton Center Business Park. The Phoenix Properties comprise 1,158,652 SF of NRA (27.4% of the Portfolio) and account for approximately $14.9 million of UW NOI (29.8% of Portfolio).
•	Within a 5-mile radius of the Workspace Cotton Center Business Park, the 2022 population was 253,177. Population growth from 2022 to 2027 is forecast to be 2.5% annually. The median household income for the 5-mile radius is $71,095.
•	The Phoenix Properties are part of the Phoenix, AZ Industrial market. The market consists of approximately 419 million SF of inventory. As of the fourth quarter of 2022, the market had a vacancy rate of 4.3% with 12-month net absorption of 26.1 million SF. The market reflects an indicated average flex market rent of $16.84 PSF.
•	The Phoenix Properties are part of the S Airport N of Roeser industrial submarket. The submarket consists approximately 16.1 million SF of inventory. As of the fourth quarter of 2022, the submarket had a vacancy rate of 5.5% with 12-month net absorption of 389,000 SF. The market reflects an indicated average flex market rent of $16.46 PSF.

Tampa Market

•	Tampa, the third largest city in Florida, is located along the Gulf Coast. It is situated on the northern shore of Tampa Bay at the mouth of the Hillsborough River and is connected to St. Petersburg and Clearwater (southwest and west) across the bay’s western arm by the Gandy and Howard Frankland bridges and the Courtney Campbell Causeway. Primary access is provided by Interstate 275, which is a 60-mile-long auxiliary Interstate Highway.
•	The Portfolio has a total of 20 Tampa Properties, located within two business parks (Silo Bend Industrial Park & Woodland Corporate Center). The Tampa Properties comprise 1,115,205 SF of NRA (26.4% of the Portfolio) and account for approximately $12.0 million of UW NOI (23.9% of Portfolio).
•	Within a 5-mile radius of the Silo Bend Industrial Park, the 2022 population was 191,630. Population growth from 2022 to 2027 is forecast to be 2.1% annually. The median household income for the 5-mile radius is $53,659.
•	Within a 5-mile radius of the Woodland Corporate Center, the 2022 population was 307,205. Population growth from 2022 to 2027 is forecast to be 1.9% annually. The median household income for the 5-mile radius is $54,916.
•	The Tampa Properties are part of the Tampa, FL Industrial market. The market consists of approximately 210 million SF of inventory. As of the fourth quarter of 2022, the market had a vacancy rate of 3.9% with 12-month net absorption of 4.6 million SF. The market reflects an indicated average flex market rent of $13.95 PSF.
•	The Silo Bend Industrial Park Properties are located in the East Side industrial submarket. The submarket consists of approximately 56.6 million SF of inventory. As of the fourth quarter of 2022, the submarket had a vacancy rate of 3.3% with 12-month net absorption of 1.2 million SF. The average flex market rent was $14.50 PSF.
•	The Woodland Corporate Center Properties are located in the Westshore/Airport industrial submarket. The submarket consists of approximately 19.4 million SF of inventory. As of Q4 2022, the submarket had a vacancy rate of 1.5% with 12-month net absorption of 425,000 SF. The average flex market rent was $13.57 PSF.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	40

Strictly private and confidential	Workspace Industrial Trust Portfolio

Market Overview – Top Five Markets (continued)

Malvern Market

•	Malvern is a borough in Chester County, approximately 25 miles west of Philadelphia, PA. Primary access to Malvern is provided by US Highway 202 (east-west) and Route 29 (north-south). Route 29 links the market to Interstate 76 to the northeast. Several notable companies are based in Malvern including, Siemens Healthcare, Rich Americas Corporation (formerly IKON Office Solutions) and The Vanguard Group.
•	The Portfolio has a total of 15 Malvern Properties, located within the Great Valley Corporate Center. The Malvern Properties comprise 844,921 SF of net rentable area (20.0% of the Portfolio) and accounts for approximately $10.9 million of UW NOI (21.8% of Portfolio).
•	Within a 5-mile radius of the Great Valley Corporate Center, the 2022 population was 89,882. Population growth from 2022 to 2027 is forecast to be 0.7% annually. The median household income for the 5-mile radius is $114,688.
•	The Malvern Properties are part of the Philadelphia, PA Industrial market. The market consists of approximately 595 million SF of inventory. As of the fourth quarter of 2022, the market had a vacancy rate of 4.5% with 12-month net absorption of 11.0 million SF. The market reflects an indicated average flex market rent of $14.66 PSF.
•	The Great Valley Corporate Center Properties are located in the Chester County industrial submarket. The submarket consists of approximately 40.4 million SF of inventory. As of the fourth quarter of 2022, the submarket had a vacancy rate of 4.1% with 12-month net absorption of 71,900 SF. The average flex market rent was $16.11 PSF.

Minneapolis Market

•	Minneapolis is the largest city in Minnesota and the county seat of Hennepin County. US Highway 169 is the primary access to the southwest Minneapolis market area. It is a major north-south highway in Minnesota, connecting the Minnesota River valley with the Twin Cities and the Iron Range. Interstate 494, a secondary access to the area, is a bypass route making up part of a beltway of Interstate 94, circling through the southern and western portions of the Minneapolis – St. Paul metropolitan area in Minnesota and providing direct access to Minneapolis-St. Paul International Airport. The 43-mile road is coupled with Interstate 694 (which circles the northern edge of the Twin Cities metro area) at each end and composes more than half of the major beltway of the region.
•	The Portfolio has a total of eight (8) Minneapolis Properties, located within two business parks/areas (West Bloomington Technology Park and Eden Prairie). The Minneapolis Properties comprise 567,628 SF of net rentable area (13.4% of the Portfolio) and accounts for approximately $5.4 million of UW NOI (10.9% of Portfolio).
•	Within a 5-mile radius of the West Bloomington Technology Park, the 2022 population was 164,069. Population growth from 2022 to 2027 is forecast to be 0.7% annually. The median household income for the 5-mile radius is $89,861.
•	Within a 5-mile radius of Eden Prairie, the 2022 population was 148,264. Population growth from 2022 to 2027 is forecast to be 0.7% annually. The median household income for the 5-mile radius is $106,357.
•	The Minneapolis Properties are part of the Minneapolis, MN Industrial market. The market consists of approximately 412 million SF of inventory. As of the fourth quarter of 2022, the market had a vacancy rate of 3.0% with 12-month net absorption of 7.7 million SF. The market reflects an indicated average flex market rent of $9.97 PSF.
•	All of the Minneapolis Properties are located in the Southwest industrial submarket. The submarket consists of approximately 80.4 million SF of inventory. As of the fourth quarter of 2022, the submarket had a vacancy rate of 3.6% with 12-month net absorption of 925,000 SF. The average flex market rent was $9.66 PSF.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	41

Strictly private and confidential	Workspace Industrial Trust Portfolio

Market Overview – Top Five Markets (continued)

Horsham Market

•	Horsham is located 34 miles southeast of Allentown and 16 miles north of Philadelphia. Convenient access to Horsham is provided by State Road 611 and Interstate 276 (PA Turnpike). Interstate 276 links Fort Washington, Valley Forge and King of Prussia to the west with Interstate 95 and New Jersey to the east. The commute to the Philadelphia Central Business District is approximately 45 minutes and the drive to Philadelphia International Airport is about 40 minutes.
•	The Portfolio has a total of 11 Horsham Properties, located within the Pennsylvania Business Campus. The Properties comprise 536,994 SF of net rentable area (12.7% of the Portfolio) and accounts for approximately $6.8 million of UW NOI (13.6% of Portfolio).
•	Within a 5-mile radius of Pennsylvania Business Campus, the 2022 population was 208,308. Population growth from 2022 to 2027 is forecast to be 0.5% annually. The median household income for the 5-mile radius is $90,968.
•	The Horsham Properties are part of the Philadelphia, PA Industrial market. The market consists of approximately 595 million SF of inventory. As of the fourth quarter of 2022, the market had a vacancy rate of 4.5% with 12-month net absorption of 11.0 million SF. The market reflects an indicated average flex market rent of $14.66 PSF.
•	The Horsham Properties are located in the East Montgomery County industrial submarket. The submarket consists of approximately 62.7 million SF of inventory. As of the fourth quarter of 2022, the submarket had a vacancy rate of 5.5% with 12-month net absorption of 848,000 SF. The average flex market rent was $17.92 PSF.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	42

Strictly private and confidential	Workspace Industrial Trust Portfolio

IV.	Historical and Underwritten Net Cash Flow

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	43

Strictly private and confidential	Workspace Industrial Trust Portfolio

Financial Analysis

Cash Flow	2018			2019			2020
	Amount	% GPR	PSF	Amount	% GPR	PSF	Amount	% GPR	PSF
Base Rents	$45,604,340	73.1%	$10.80	$46,851,876	73.9%	$11.09	$47,124,148	73.7%	$11.16
Rent Steps	-	-	-	-	-	-	-	-	-
Vacancy Lease Up	-	-	-	-	-	-	-	-	-
Free Rent	($1,033,967)	(1.7%)	($0.24)	($1,932,307)	(3.0%)	($0.46)	($1,408,022)	(2.2%)	($0.33)
Total Base Rent	$44,570,373	71.5%	$10.55	$44,919,569	70.9%	$10.64	$45,716,126	71.5%	$10.82

Tenant Reimbursements	$17,776,174	28.5%	$4.21	$18,445,095	29.1%	$4.37	$18,189,182	28.5%	$4.31
Total Reimbursements	$17,776,174	28.5%	$4.21	$18,445,095	29.1%	$4.37	$18,189,182	28.5%	$4.31

Gross Potential Rent	$62,346,547	100.0%	$14.76	$63,364,664	100.0%	$15.00	$63,905,308	100.0%	$15.13

Parking Income	$281,100	0.5%	$0.07	$367,255	0.6%	$0.09	$361,050	0.6%	$0.09
Direct Billing	$365,510	0.6%	$0.09	$420,447	0.7%	$0.10	$423,388	0.7%	$0.10
Other Income	$139,989	0.2%	$0.03	$199,451	0.3%	$0.05	$144,678	0.2%	$0.03
Termination Fees	$44,000	0.1%	$0.01	$342,573	0.5%	$0.08	$540,469	0.8%	$0.13
Total Other Income	$830,598	1.3%	$0.20	$1,329,726	2.1%	$0.31	$1,469,585	2.3%	$0.35

In-Place Vacancy	-	-	-	-	-	-	-	-	-
Total Vacancy	-	-	-	-	-	-	-	-	-

Effective Gross Income	$63,177,145	101.3%	$14.96	$64,694,390	102.1%	$15.32	$65,374,893	102.3%	$15.48

	Amount	% EGI	PSF	Amount	% EGI	PSF	Amount	% EGI	PSF
Management Fees	$1,208,057	1.9%	$0.29	$1,257,433	1.9%	$0.30	$1,248,167	1.9%	$0.30
Real Estate Taxes	$7,012,814	11.1%	$1.66	$7,504,405	11.6%	$1.78	$7,809,953	11.9%	$1.85
Insurance	$1,073,363	1.7%	$0.25	$1,115,270	1.7%	$0.26	$1,239,155	1.9%	$0.29
Common Area Maintenance	$2,065,741	3.3%	$0.49	$2,090,198	3.2%	$0.49	$1,805,282	2.8%	$0.43
Repairs & Maintenance	$3,727,454	5.9%	$0.88	$3,726,386	5.8%	$0.88	$3,774,034	5.8%	$0.89
Utilities	$1,379,901	2.2%	$0.33	$1,440,459	2.2%	$0.34	$1,355,766	2.1%	$0.32
Direct Billable Expenses	$365,510	0.6%	$0.09	$420,447	0.6%	$0.10	$423,388	0.6%	$0.10
Non-Recoverable	$976,503	1.5%	$0.23	$374,841	0.6%	$0.09	$344,553	0.5%	$0.08
Total Expenses	$17,809,344	28.2%	$4.22	$17,929,439	27.7%	$4.25	$18,000,297	27.5%	$4.26

Net Operating Income	$45,367,801	71.8%	$10.74	$46,764,951	72.3%	$11.07	$47,374,596	72.5%	$11.22

Tenant Improvements	-	-	-	-	-	-	-	-	-
Leasing Commissions	-	-	-	-	-	-	-	-	-
Capital Expenditures	-	-	-	-	-	-	-	-	-
Total Capital Items	-	-	-	-	-	-	-	-	-

Net Cash Flow	$45,367,801	71.8%	$10.74	$46,764,951	72.3%	$11.07	$47,374,596	72.5%	$11.22

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	44

Strictly private and confidential	Workspace Industrial Trust Portfolio

Financial Analysis

Cash Flow	2021			TTM Sep 2022			Borrowers’ Budget 2023			Lender UW
	Amount	% GPR	PSF	Amount	% GPR	PSF	Amount	% GPR	PSF	Amount	% GPR	PSF
Base Rents	$47,901,080	71.7%	$11.34	$49,090,224	72.5%	$11.62	$49,574,454	70.5%	$11.74	$48,587,946	61.4%	$11.50
Rent Steps	-	-	-	-	-	-	-	-	-	$1,432,861	1.8%	$0.34
Vacancy Lease Up	-	-	-	-	-	-	-	-	-	$9,488,497	12.0%	$2.25
Free Rent	($775,455)	(1.2%)	($0.18)	($1,371,046)	(2.0%)	($0.32)	-	-	-	-	-	-
Total Base Rent	$47,125,625	70.6%	$11.16	$47,719,178	70.5%	$11.30	$49,574,454	70.5%	$11.74	$59,509,303	75.2%	$14.09

Tenant Reimbursements	$19,667,722	29.4%	$4.66	$19,972,934	29.5%	$4.73	$20,783,850	29.5%	$4.92	$19,620,007	24.8%	$4.65
Total Reimbursements	$19,667,722	29.4%	$4.66	$19,972,934	29.5%	$4.73	$20,783,850	29.5%	$4.92	$19,620,007	24.8%	$4.65

Gross Potential Rent	$66,793,347	100.0%	$15.82	$67,692,112	100.0%	$16.03	$70,358,304	100.0%	$16.66	$79,129,309	100.0%	$18.74

Parking Income	$333,750	0.5%	$0.08	$333,750	0.5%	$0.08	$107,580	0.2%	$0.03	$107,580	0.1%	$0.03
Direct Billing	$470,909	0.7%	$0.11	$591,723	0.9%	$0.14	$286,931	0.4%	$0.07	$286,931	0.4%	$0.07
Other Income	$111,187	0.2%	$0.03	$130,910	0.2%	$0.03	-	-	-	$130,910	0.2%	$0.03
Termination Fees	$189,013	0.3%	$0.04	$221,546	0.3%	$0.05	-	-	-	-	-	-
Total Other Income	$1,104,858	1.7%	$0.26	$1,277,929	1.9%	$0.30	$394,511	0.6%	$0.09	$525,422	0.7%	$0.12

In-Place Vacancy	-	-	-	-	-	-	-	-	-	($9,488,497)	(12.0%)	($2.25)
Total Vacancy	-	-	-	-	-	-	-	-	-	($9,488,497)	(12.0%)	($2.25)

Effective Gross Income	$67,898,206	101.7%	$16.08	$68,970,041	101.9%	$16.33	$70,752,815	100.6%	$16.75	$70,166,235	88.7%	$16.61

	Amount	% EGI	PSF	Amount	% EGI	PSF	Amount	% EGI	PSF	Amount	% EGI	PSF
Management Fees	-	-	-	-	-	-	$1,289,605	1.8%	$0.31	$1,403,325	2.0%	$0.33
Real Estate Taxes	$8,146,790	12.0%	$1.93	$8,221,089	11.9%	$1.95	$8,877,461	12.5%	$2.10	$8,877,461	12.7%	$2.10
Insurance	$1,411,631	2.1%	$0.33	$1,456,673	2.1%	$0.34	$1,714,54	2.4%	$0.41	$1,714,654	2.4%	$0.41
Common Area Maintenance	$2,383,664	3.5%	$0.56	$2,272,418	3.3%	$0.54	$2,057,708	2.9%	$0.49	$2,057,708	2.9%	$0.49
Repairs & Maintenance	$4,139,634	6.1%	$0.98	$4,190,304	6.1%	$0.99	$4,413,358	6.2%	$1.04	$4,413,358	6.3%	$1.04
Utilities	$1,331,565	2.0%	$0.32	$1,426,302	2.1%	$0.34	$1,390,326	2.0%	$0.33	$1,390,326	2.0%	$0.33
Direct Billable Expenses	$1,509,127	2.2%	$0.36	$1,660,876	2.4%	$0.39	$286,931	0.4%	$0.07	$286,931	0.4%	$0.07
Non-Recoverable	$480,010	0.7%	$0.11	$449,393	0.7%	$0.11	$11,027	0.0%	$0.00	$11,027	0.0%	$0.00
Total Expenses	$19,402,419	28.6%	$4.59	$19,677,054	28.5%	$4.66	$20,041,070	28.3%	$4.75	$20,154,790	28.7%	$4.77

Net Operating Income	$48,495,786	71.4%	$11.48	$49,292,987	71.5%	$11.67	$50,711,745	71.7%	$12.01	$50,011,445	71.3%	$11.84

Tenant Improvements	-	-	-	-	-	-	-	-	-	-	-	-
Leasing Commissions	-	-	-	-	-	-	-	-	-	-	-	-
Capital Expenditures	-	-	-	-	-	-	-	-	-	$633,510	0.9%	$0.15
Total Capital Items	-	-	-	-	-	-	-	-	-	$633,510	0.9%	$0.15

Net Cash Flow	$48,495,786	71.4%	$11.48	$49,292,987	71.5%	$11.67	$50,711,745	71.7%	$12.01	$49,377,935	70.4%	$11.69

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	45

Strictly private and confidential	Workspace Industrial Trust Portfolio

Financial Analysis

1.	Square Feet: Based on the 4,223,400 total from the in-place rent rolls as of January 31, 2023.
2.	Base Rent: Based on the in-place rent rolls as of January 31, 2023.
3.	Rent Steps: Based on contractual rent steps through February 29, 2024.
4.	Tenant Reimbursements: Based on the in-place rent rolls as of January 31, 2023.
5.	Parking Income: Based on the Borrowers’ Budget 2023.
6.	Direct Billing Income: Based on the Borrowers’ Budget 2023.
7.	Other Income: Based on trailing 12-months ended September 2022.
8.	Management Fee: Based on 2.00% of EGI.
9.	Operating Expenses: Based on the Borrowers’ Budget 2023.
10.	Tenant Improvement & Leasing Commissions: None due to upfront reserves.
11.	Capital Expenditures: Based on $0.15 PSF per the property condition reports.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	46

Strictly private and confidential	Workspace Industrial Trust Portfolio

V.	Borrower Sponsor Overview

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	47

Strictly private and confidential	Workspace Industrial Trust Portfolio

Borrower Sponsor Overview

Workspace Property Trust

●	Founded in 2015, WPT is a privately-held, vertically integrated, full-service commercial real estate company specializing in the ownership, management, leasing and development of suburban office and IRDF space across the U.S. Workspace owns and operates approximately 18 million feet of space across the country, including 13 of the top 20 U.S. metropolitan areas.

●	Thomas Rizk (Chief Executive Officer): In 1994, Thomas Rizk led the family-owned real estate partnership, Cali Associates, through its IPO as Cali Realty Corporation, a REIT traded on the NYSE. The original portfolio grew from 12 properties at the time of the IPO to more than 250 properties totaling over 28.0 million square feet. Additionally, during his tenure, total market capitalization grew from $300.0 million to over $3.6 billion, completing more than $3.0 billion in acquisitions. As President and Chief Executive Officer, he also led the merger of Cali Realty Corporation into the Mack Company and Patriot American Office Group in 1997.

●	Roger Thomas (President and Chief Operating Officer): Mr. Thomas has more than 30 years of experience in real estate and structuring, negotiating, completing and implementing all aspects of complex transactions including, real estate acquisitions, disposition and development, corporate securities and compliance matters, risk management, human resources and marketing. Mr. Thomas assisted Mr. Rizk in taking Cali Associates public and from 1994 until 2014 served as Executive Vice President, General Counsel and Secretary at Mack-Cali Realty Corporation, serving as a key member of the executive team.

THE INFORMATION IN THIS TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.	48